                                                                     EXHIBIT 2.1
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                            STOCK PURCHASE AGREEMENT

                                      AMONG

                                 SIMCALA, INC.,

                          THE SELLERS NAMED HEREIN AND

                              SAC ACQUISITION CORP.

                         DATED AS OF: FEBRUARY 10, 1998



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



                                TABLE OF CONTENTS

ARTICLE 1         DEFINITIONS......................................................................1

         1.1.      Definitions.....................................................................1

ARTICLE 2         PURCHASE AND SALE OF SHARES AND OPTIONS..........................................7

         2.1.      Deemed Exercise of Options......................................................7
         2.2.      Purchase and Sale of Shares.....................................................7
         2.3.      Purchase Price..................................................................8
         2.4.      Payment of Purchase Price.......................................................8
         2.5.      Adjustment Amount...............................................................8
         2.6.      Adjustment Procedure............................................................8
         2.7.      Closing........................................................................10
         2.8.      Closing Deliveries by the Sellers..............................................10
         2.9.      Closing Deliveries by the Company..............................................10
         2.10.     Closing Deliveries by Buyer....................................................11

ARTICLE 3         PRE-CLOSING ESCROW..............................................................12

         3.1       Pre-Closing Escrow.............................................................12

ARTICLE 4         ESCROW..........................................................................12

         4.1.      Deposit Into Escrow Account....................................................12
         4.2.      Disputes Regarding Adjustment Amounts..........................................12
         4.3.      Payments Relating to Adjustment Amount.........................................13

ARTICLE 5         REPRESENTATIONS AND WARRANTIES OF THE COMPANY...................................13

         5.1.      Incorporation; Qualification and Corporate Authority...........................13
         5.2.      Subsidiaries; Joint Ventures...................................................14
         5.3.      Financial Statements...........................................................14
         5.4.      Absence of Certain Changes or Events...........................................14
         5.5.      Capitalization.................................................................17
         5.6.      Options and Other Rights.......................................................17
         5.7.      Binding Obligation.............................................................17
         5.8.      No Defaults or Conflicts.......................................................18
         5.9.      No Governmental Authorization or Consents Required.............................18
         5.10.     Permits........................................................................18
         5.11.     No Actions, Suits or Proceedings...............................................18
         5.12.     Contracts......................................................................19
         5.13.     Title to Leased Real Property & Liens..........................................20
         5.14.     Intellectual Property..........................................................22
         5.15.     Employment Matters.............................................................22

         5.16.     Environmental and OSHA Compliance...............................................23
         5.17.     Taxes...........................................................................25
         5.18.     Employee Benefits...............................................................26
         5.19.     No Other Broker.................................................................29
         5.20.     Inventories.....................................................................29
         5.21.     Accounts Receivable.............................................................29
         5.22.     Personal Property...............................................................30
         5.23.     Insurance.......................................................................30
         5.24.     Compliance with Laws............................................................31
         5.25.     Product Warranty................................................................31
         5.26.     Product Liability...............................................................31
         5.27.     Compliance with the Immigration Reform and Control..............................31
         5.28.     Transactions with Related Parties...............................................31
         5.29.     Corporate Records...............................................................32
         5.30.     Undisclosed Liabilities.........................................................32
         5.31.     Indebtedness....................................................................32
         5.32.     Correctness of Representations..................................................32
         5.33.     Definition of "Knowledge".......................................................33
         5.34.     Unclaimed Property..............................................................33

ARTICLE 6         REPRESENTATIONS AND WARRANTIES OF SELLER.........................................33

         6.1.      Authority.......................................................................33
         6.2.      Title...........................................................................33
         6.3.      Broker or Finders...............................................................34
         6.4.      No Violation....................................................................34
         6.5.      Third Party Approvals...........................................................34
         6.6.      Sale of Shares..................................................................34
         6.7.      Foreign Status..................................................................34

ARTICLE 7         REPRESENTATIONS AND WARRANTIES OF BUYER..........................................35

         7.1.      Incorporation and Corporate Authority...........................................35
         7.2.      Binding Obligation..............................................................35
         7.3.      No Defaults or Conflicts........................................................35
         7.4.      No Governmental Authorization or Consents Required..............................35
         7.5.      No Actions, Suits or Proceedings................................................36
         7.6.      Investment Purpose..............................................................36
         7.7.      Sufficient Funds................................................................36
         7.8.      Solvency........................................................................36
         7.9.      No Broker.......................................................................36

ARTICLE 8         COVENANTS........................................................................36

         8.1.      Conduct of Business.............................................................36
         8.2.      Access to Information; Confidentiality..........................................37

         8.3.      Further Assurances..............................................................38
         8.4.      Notice of Events................................................................38
         8.5.      Indemnification.................................................................39
         8.6.      Filings and Authorizations......................................................39
         8.7.      Tax Matters.....................................................................39
         8.8.      Severance.......................................................................42
         8.9.      Sales and Transfer Taxes........................................................42
         8.10.     Public Announcements............................................................42
         8.11.     Records.........................................................................43
         8.12.     No Section 338 Election; Certain Transactions Prohibited........................43
         8.13.     WARN Act Notice.................................................................43
         8.14.     Other Transactions..............................................................43
         8.15.     Supplemental Disclosure.........................................................43
         8.16.     Contracts and Capital Expenditures..............................................44
         8.17.     Discharge of Liens and Encumbrances.............................................44
         8.18.     Environmental Fines.............................................................44
         8.19.     Payment of Bonus................................................................44
         8.20.     Financing Cooperation...........................................................44
         8.21.     Asset Appraisal.................................................................45

ARTICLE 9         CONDITIONS PRECEDENT TO OBLIGATIONS OF BUYER.....................................45

         9.1.      Representations and Warranties..................................................45
         9.2.      Performance.....................................................................45
         9.3.      Opinion of Counsel..............................................................45
         9.4.      HSR Act; Authorizations; Consents; Legal Prohibition............................45
         9.5.      Incumbency......................................................................46
         9.6.      Certified Resolutions...........................................................46
         9.7.      Basic Corporate Documents.......................................................46
         9.8.      No Adverse Change...............................................................46
         9.9.      Acquisition Documents...........................................................47
         9.10.     Releases........................................................................47
         9.11.     Termination of Agreements.......................................................47
         9.12.     Substitute Letter of Credit.....................................................47
         9.13.     FIRPTA Certificates.............................................................47
         9.14.     Comfort Letter..................................................................47

ARTICLE 10        CONDITIONS PRECEDENT TO OBLIGATIONS OF THE COMPANY AND THE SELLER................47

         10.1.     Representations and Warranties Accurate.........................................48
         10.2.     Performance by Others...........................................................48
         10.3.     Opinion of Counsel for Buyer....................................................48
         10.4.     HSR Act; Authorization; Consents; Legal Prohibition.............................48
         10.5.     Acquisition Documents...........................................................49

ARTICLE 11        TERMINATION OF AGREEMENT.........................................................49

         11.1.     Termination.....................................................................49
         11.2.     Survival After Termination......................................................49

ARTICLE 12        INDEMNIFICATION..................................................................50

         12.1.     Definitions.....................................................................50
         12.2.     Agreement of the Indemnitors to Indemnify.......................................51
         12.3.     Procedures for Indemnification..................................................51
         12.4.     Third Party Claims..............................................................52
         12.5.     Other Rights and Remedies.......................................................54
         12.6.     Duration........................................................................54
         12.7.     Limitations.....................................................................54
         12.8.     Subrogation.....................................................................55
         12.9.     Cooperation.....................................................................55

ARTICLE 13        MISCELLANEOUS....................................................................55

         13.1.     Expenses........................................................................55
         13.2.     Investigation...................................................................55
         13.3.     Governing Law...................................................................56
         13.4.     Binding Effect; Persons Benefiting; No Assignment...............................56
         13.5.     Amendments......................................................................57
         13.6.     Interpretation..................................................................57
         13.7.     Counterparts....................................................................57
         13.8.     Entire Agreement................................................................57
         13.9.     Severability....................................................................57
         13.10.    Waiver..........................................................................57
         13.11.    Notices.........................................................................57

                                    EXHIBITS

Exhibit A        Agreement for Release of Claims
Exhibit B        Escrow Agreement

                                    SCHEDULES

Schedule 1                 Management Employees
Schedule 1.1A              Modifications to Commitment
Schedule 1.1B              Assumed Indebtedness
Schedule 2.2               Equity Ownership
Schedule 5.1A              Jurisdictions Where Qualified As a Foreign Corporation
Schedule 5.1B              Locations of the Company's Assets and Trade Names
Schedule 5.3A              Financial Statements
Schedule 5.3B              Accounting Deviations
Schedule 5.5               Capitalization
Schedule 5.8               Defaults or Conflicts
Schedule 5.9               Governmental Authorization; Consents
Schedule 5.10              Permits
Schedule 5.11              Actions, Suits or Proceedings
Schedule 5.12A             Contracts
Schedule 5.12B             Commitments
Schedule 5.12C             Breaches, Terminations
Schedule 5.12D             Customers
Schedule 5.13A             Other Property Leases
Schedule 5.13B             Title Policy
Schedule 5.14              Intellectual Property
Schedule 5.15A             Employment Matters
Schedule 5.15B             Severance Payments
Schedule 5.16A             Environmental Assessments
Schedule 5.16B             Environmental Matters
Schedule 5.16C             Releases
Schedule 5.16D             Tanks
Schedule 5.17              Taxes
Schedule 5.18              Employee Benefit Plans
Schedule 5.20              Liens on Inventory
Schedule 5.22A             Personal Property
Schedule 5.22B             Liens on Personal Property
Schedule 5.22C             Personal Property Leases
Schedule 5.23A             Insurance Policies
Schedule 5.23B             Insurance Claims
Schedule 5.23C             Self-Insurance Arrangements
Schedule 5.24              Compliance with Laws
Schedule 5.28              Transactions with Related Parties
Schedule 5.29              Corporate Records
Schedule 5.31              Indebtedness
Schedule 6.5               Third Party Approvals


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


                            STOCK PURCHASE AGREEMENT

                  STOCK PURCHASE AGREEMENT, dated as of February 10, 1998 (this "Agreement"), by and among SIMCALA, INC., a Delaware corporation (the "Company"), each of the individuals and entities listed under the heading "Sellers" on the signature pages hereto (each being a "Seller", and all of them together being the "Sellers"), and SAC ACQUISITION CORP., a Georgia corporation (the "Buyer").

                                    RECITALS:

                  The holders of (i) the Shares representing in the aggregate 100% of the issued and outstanding capital stock of the Company and (ii) the outstanding Options (which are deemed exercised and converted to Option Shares as described in Section 2.1), have executed this Agreement agreeing to the purchase of their Shares for the Purchase Price and on the terms and conditions set forth in this Agreement.

                  Concurrently herewith, the employees of the Company identified on SCHEDULE 1 are entering into employment agreements with the Buyer which will be effective upon and subject to the Closing, as defined herein.

                  NOW, THEREFORE, in consideration of and premised upon the various representations, warranties, covenants and other agreements and undertakings of Buyer, the Sellers and the Company contained in this Agreement, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Buyer, the Sellers and the Company agree as follows:

                                    ARTICLE 1

                                   DEFINITIONS

                  1.1.     Definitions

                           (a)  The following terms, whenever used herein, shall
have the following meanings for all purposes of this Agreement (such definitions to be equally applicable to both the singular and plural forms of the terms herein defined):

                           "Accounts Receivable" means all accounts, notes and other receivables of the Company.

                           "Affiliate" means as applied to any person, any other person directly or indirectly controlling, controlled by, or under common control with, that person; for purposes of this definition, "control" (including, with correlative meanings, the terms "controlling," "controlled by" and "under common control with"), as applied to any person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of that person, whether through the ownership of voting securities, by contract or otherwise.

                           "Antitrust Laws" means any federal or state law of the United States governing competition, monopolies or restrictive trade practices, including without limitation the Sherman Antitrust Act (15 U.S.C. ss.1-7), the Clayton Act (15 U.S.C. ss.ss.12-27), the Federal Trade Commission Act (15 U.S.C. ss.41-58) and the HSR Act, in each case including any rules and regulations thereunder.

                           "Business Day" means any day that is not a Saturday, Sunday or other day on which banking institutions in New York, New York are authorized or required by law or executive order to close.

                           "Closing" means the completion of the purchase of the Shares by Buyer.

                           "Closing Date" means the date the Closing takes place in accordance with Section 2.7.

                           "Code" means the Internal Revenue Code of 1986, as amended.

                           "Commitment" means the Commitment for Title Insurance of Lawyers Title Insurance Corporation, dated December 15, 1997, case no. 28885.

                           "Common Stock" means the common stock, par value $.01 per share, of the Company.

                           "Contract" or "Contracts" means, to the extent permitted by applicable law, all of the contracts, leases, collective bargaining agreements, warranties, commitments, agreements, credit guaranties and purchase and sales orders, whether oral or written, pursuant to which the Company enjoys any right or benefit.

                           "Environmental Law" means any United States (or other applicable jurisdiction's) federal, state, local or municipal statute, law, rule, regulation, ordinance, code or rule of common law and any judicial interpretation thereof including any judicial or administrative order or judgment relating to the environment, health or safety, including, without limitation, the following: (i) the Environmental Response, Compensation, and Liability Act (42 U.S.C. ss.ss. 9601 et seq.); (ii) the Solid Waste Disposal Act, as amended by the Resource Conservation and Recovery Act (42 U.S.C. ss.ss. 6901 et seq.); (iii) the Emergency Planning and Community Right to Know Act (42 U.S.C. ss.ss. 11001 et seq.); (iv) the Clean Air Act (42 U.S.C. ss.ss. 7401 et seq.); (v) the Clean Water Act (33 U.S.C. I 1251 et seq.); (vi) the Toxic Substances Control Act (15 U.S.C. I 2601 et seq.); (vii) the Hazardous Materials Transportation Act (49 U.S.C. ss.ss. 1801 et seq.);
         (viii) the Safe Drinking Water Act (41 U.S.C. I 300f et seq.); (ix) any state, county, municipal or local statutes, laws or ordinances similar or analogous to the federal statutes listed in parts (i) - (viii) of this subparagraph; (x) any amendments to the statutes, laws or ordinances in effect at the time of the Closing Date listed in parts

         (i) - (ix) of this subparagraph, regardless of whether in existence on the date hereof; and (xi) any rules, regulations, guidelines, directives, orders or the like adopted pursuant to or implementing the statutes, laws, ordinances and amendments listed in parts (i) - (x) of this subparagraph.

                           "Equipment" means all machinery, equipment, tools, computers, terminals, computer equipment, office equipment, business machines, telephones and telephone systems, parts, accessories, and the like, wherever located, and any and all warranties of third parties with respect thereto owned by the Company or in which the Company has an ownership or leasehold interest.

                           "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

                           "Financial Statements" means the audited balance sheets of the Company as at December 31, 1997, 1996 and 1995, and the related statements of operations, cash flows and changes in shareholders' equity for the years ended December 31, 1997 and 1996, certified by Crowe, Chizek and Company LLP, and the period from February 10, 1995 through December 31, 1995, certified by Ernst & Young LLP, in each case, independent certified public accountants, whose opinion thereon is included therewith, together with the notes and schedules thereto.

                           "First Bank Credit Facility" means the Credit Agreement by and between the Company and First Bank National Association, dated April 10, 1997.

                           "Furniture and Fixtures" means all furniture, fixtures, and leasehold improvements wherever located, and any and all assignable warranties covering such furniture, fixtures, and leasehold improvements owned by the Company or in which the Company has an interest.

                           "Governmental Authority" means any nation or government, any state or other political subdivision thereof, any entity exercising executive, legislative, judicial, regulatory or administration functions of or pertaining to government, including any government authority, agency, department, board, commission or instrumentality of the United States, any foreign government, any State of the United States or any political subdivision thereof, and any court, tribunal or arbitrator(s) of competent jurisdiction.

                           "Hazardous Materials" shall mean any chemical, substance, waste or material defined as or deemed hazardous, toxic, a pollutant, a contaminant under any Environmental Law, including, but not limited to, petroleum and petroleum products, waste oil, halogenated and non-halogenated solvents, PCBs, and exposed and friable asbestos containing material.

                           "HSR Act" means the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the rules and regulations promulgated thereunder.

                           "Indebtedness" means all outstanding bank indebtedness, capital leases, bond indebtedness related to the Leased Real Property and all other funded indebtedness, including interest payable thereon, of the Company for borrowed money as listed on
         SCHEDULE 5.31 attached hereto, including fees and costs, if any, payable in connection with prepayment of the First Bank Credit Facility.

                           "Intellectual Property" means all patents, art work, labels, designs, specifications, designs-in-progress, formulations, know-how, prototypes, inventions, trademarks, trade names, trade styles, service marks, and copyrights; all registrations and applications therefor, both registered and unregistered, foreign and domestic; all trade secrets, technology or processes; all computer software (including documentation and related object and, if applicable, source codes); and all confidential or proprietary information that are either (i) owned by or negotiated in the name of the Company or (ii) as to which the Company has rights as licensee, constituting all of the intellectual property of the Company.

                           "Inventory" means all raw materials,
         work-in-progress, finished goods, goods held for resale, spare parts, waste materials, scrap, samples, promotional literature, and supplies wherever located.

                           "IRS" means the United States Internal Revenue
         Service.

                           "Leased Real Property" means all of the Company's rights in, to and under the real estate leases (including, without limitation, any assignment of a real estate lease or sublease) to which the Company is a party, which are listed on SCHEDULE 5.13A, together with all of the Company's right, title, and interest in the buildings, fixtures and improvements, including construction-in-progress, and appurtenances thereto, located on the real property subject to such real estate leases, and any and all warranties of third parties with respect thereto.

                           "Legal Requirement" means any federal, state, local, municipal, foreign, international, multinational, or other administrative order, constitution, law, ordinance, principle of common law, rule, regulation, statute, or treaty.

                           "Material Adverse Effect" means a material adverse effect upon the business, operations, properties, assets or condition (financial or otherwise) or prospects of the Company, without regard to changes in conditions generally applicable to the industries in which the Company is involved or general economic conditions.

                           "Options" means the options to purchase shares of Common Stock outstanding on the Closing Date, which options are deemed exercised as described in Section 2.1 prior to the Closing.

                           "Permits" means, to the extent permitted under applicable law or regulation, all licenses, franchises, permits, certificates, consents, and other governmental or quasi-governmental authorizations of the Company.

                           "Permitted Encumbrances" means (i) exceptions set forth in the Commitment (subject to the modifications set forth in SCHEDULE 1.1A); (ii) liens of current Taxes not yet due and payable or the liens of Taxes the validity of which is being contested in good faith by appropriate proceedings and which are set forth on SCHEDULE
         5.17 hereto; (iii) liens related to Indebtedness outlined on SCHEDULE 1.1B attached hereto; and (iv) such minor imperfections of title (excluding monetary liens) which do not materially and adversely interfere with the present use of the Leased Real Property.

                           "Professional Fees" means the fees and disbursements of Schulte Roth & Zabel LLP, BT Wolfensohn and Crowe Chizek in connection with the transactions contemplated by this Agreement, to the extent not paid prior to the Closing.

                           "Purchase Price Per Share" means the amount determined by dividing (a) the sum of (i) the Purchase Price plus (ii) the aggregate exercise price of all Options outstanding as of the Closing Date plus (iii) the aggregate exercise price received by the Company of all Options exercised from the date hereof to the Closing Date by (b) the sum of (i) the number of shares of Common Stock outstanding and (ii) the number of shares of Common Stock subject to Options as of the Closing Date.

                           "Release" shall have the meaning found in 42
         U.S.C.ss. 9601 (22) and shall include migration.

                           "Securities Act" means the Securities Act of 1933 or any successor law, and regulations and rules issued pursuant to that Act or any successor law.

                           "Shares" means the Common Stock representing 100% of the issued and outstanding capital stock of the Company, including, without limitation, those shares of Common Stock issued upon the deemed exercise of the Options as described in Section 2.1.

                           "Tax Returns" means any return, declaration, report, claim for refund, or information return or statement relating to Taxes, including any schedule or attachment thereto, and including any amendment thereof.

                           "Taxes" means all taxes, however denominated, including, without limitation, any federal, state, local or foreign income, gross receipts, payroll, employment, excise, stamp, franchise, profits, business license, occupation, environmental, withholding, social security (or similar), unemployment, disability, real property, personal property, sales, use, transfer, registration, value added, customs duties, alternative or add-on minimum or estimated tax, and other obligations of the same or of a similar nature to any of the foregoing, including any interest, penalty, or addition thereto, whether disputed or not.

                           "Vehicles" means all motor vehicles, trucks, forklifts, and other rolling stock, and all warranties of third parties related thereto.

                           (b)   The following terms shall have the meaning
specified in the indicated section of this Agreement.

                           Term                                                  Section
                           ----                                                  -------
                           Accountants...........................................Section 4.2(b)
                           Acquisition Documents.................................Section 5.7
                           Acquisition Proposal..................................Section 8.14
                           Adjustment Amount.....................................Section 2.5
                           Agreement.............................................Preamble
                           Benefit Plans.........................................Section 5.18(a)
                           Bonus.................................................Section 2.6(c)
                           Buyer.................................................Preamble
                           Buyer Indemnitees.....................................Section 12.1(e)
                           Buyer Opinion.........................................Section 2.10(a)(iv)
                           CERCLA................................................Section 5.16(b)(i)
                           Closing Balance Sheet.................................Section 2.6
                           Closing Payment.......................................Section 2.4
                           Company...............................................Preamble
                           Company Opinion.......................................Section 2.9(c)
                           Confidentiality Agreement.............................Section 8.2(b)
                           Crowe Chizek..........................................Section 4.2
                           D&T...................................................Section 2.6
                           Disputing Sellers.....................................Section 4.2(b)
                           Employees.............................................Section 5.18(a)
                           Environmental Audit Report............................Section 9.19
                           Environmental Fines...................................Section 8.18
                           Environmental Permits.................................Section 5.16(b)(v)
                           ERISA Affiliate.......................................Section 5.18(b)(vi)
                           Escrow Account........................................Section 2.4
                           Escrow Agent..........................................Section 2.10(b)
                           Escrow Agreement......................................Section 2.8(e)
                           Escrowed Funds........................................Section 2.4
                           Estimated Indebtedness................................Section 2.4
                           GAAP..................................................Section 2.5
                           IDB...................................................Section 5.13
                           Immigration Laws......................................Section 5.27
                           Indemnification Claim.................................Section 12.1(a)
                           Indemnitee............................................Section 12.1(b)

                           Indemnitor............................................Section 12.1(c)
                           Information...........................................Section 8.2(b)
                           Knowledge.............................................Section 5.33
                           Lease.................................................Section 5.13(a)
                           Liens.................................................Section 5.8
                           Loan Agreement........................................Section 9.12
                           Losses................................................Section 12.1(d)
                           Maximum Amount........................................Section 12.7(a)
                           Negotiation Period....................................Section 12.3(c)
                           Net Assets............................................Section 2.5
                           New Options...........................................Section 5.4
                           Option Shares.........................................Section 2.1
                           Permits...............................................Section 5.10
                           Person................................................Section 13.6
                           Plant.................................................Section 5.13
                           Policy................................................Section 5.13(a)
                           Pre-Closing Escrow Agreement..........................Section 3.1
                           Proceeding............................................Section 5.11
                           Purchase Price........................................Section 2.3
                           Qualified Plan........................................Section 5.18(b)(ii)
                           Related Party(ies)....................................Section 5.28(a)
                           Releases..............................................Section 2.8(b)
                           Seller(s).............................................Preamble
                           Threshold Amount......................................Section 12.7(a)
                           Third Party Claim.....................................Section 12.1(f)

                           (c)    All references herein to dollars or "$" shall
be to United States dollars.

                                    ARTICLE 2

                     PURCHASE AND SALE OF SHARES AND OPTIONS

                  2.1. Deemed Exercise of Options. On the Closing Date, each Option shall, effective immediately prior to the Closing, without any action on the part of the holder thereof but upon notice by the Company, be deemed exercised pursuant to the terms thereof and such that the holders of Options shall become owners of the Shares issuable upon exercise of such Options ("Option Shares"), no exercise price shall be payable to the Company in respect thereof.

                  2.2. Purchase and Sale of Shares. Upon the terms and subject to the conditions contained herein, at the Closing each Seller shall sell, assign, transfer, convey and deliver to Buyer, and Buyer shall purchase and accept from each Seller, such Seller's Shares (including the Option Shares) each in an amount set forth next to such Seller's name on SCHEDULE 2.2 hereto.

                  2.3. Purchase Price. The purchase price (the "Purchase Price") for the Shares will be Eighty Two Million Dollars ($82,000,000), (a) less an amount equal to the Indebtedness outstanding as of the Closing Date, (b) less the outstanding amount of Professional Fees, and (c) less $1,009,423 and (i) if the Adjustment Amount (as defined below) is a positive number, plus the Adjustment Amount, and (ii) if the Adjustment Amount is a negative number, minus the Adjustment Amount.

                  2.4. Payment of Purchase Price. At the Closing: (i) the funds necessary to pay off all Indebtedness owed with respect to the First Bank Credit Facility shall be paid by the Buyer; (ii) the funds necessary to pay the Professional Fees shall be paid by the Buyer; (iii) an aggregate amount equal to the Purchase Price (calculated (A) as if the Adjustment Amount is zero, (B) based upon the Company's good faith estimate of the outstanding Indebtedness as of the Closing Date (which good faith estimate shall include "payoff information" related to the First Bank Credit Facility and shall have been delivered to Buyer no less than four (4) Business Days prior to the Closing) (the "Estimated Indebtedness"), and (C) by reducing the Purchase Price by $4,000,000 (the "Escrowed Funds")), shall be paid at the Closing by Buyer by wire transfer of immediately available funds to an account or accounts which are designated in writing by each Seller at least two (2) Business Days prior to the Closing Date (the "Closing Payment") as follows: (X) in respect of each Share that is not an Option Share, at the Purchase Price Per Share (assuming the foregoing calculations) and (Y) in respect of each Option Share, the excess of such Purchase Price Per Share over the exercise price per Share of the Option related to such Option Share; and (iv) the Escrowed Funds shall be paid by Buyer into an escrow account ("Escrow Account") as provided for in Section 4.1. The Adjustment Amount, which shall be deemed additional Purchase Price or a reduction of the Purchase Price, shall be paid by Buyer to Sellers or refunded to Buyer by the Escrow Agent as provided in Section 4.3.

                  2.5. Adjustment Amount. The "Adjustment Amount" (which may be a positive or negative number) will be equal to (a) the audited Net Assets (as adjusted as described herein) as of the Closing Date determined as provided in
Section 2.6 below, minus (b) (i) the Net Assets as shown on the audited December 31, 1997 balance sheet of the Company attached to SCHEDULE 5.3A plus (ii) $1,009,423.00. "Net Assets" means (y) the value of all of the total assets of the Company minus (z) the total liabilities of the Company other than Indebtedness, all as determined in accordance with generally accepted accounting principles applied on a consistent basis ("GAAP"), as adjusted (in the case of the Closing Date) for the specific policies in Section 2.6. In computing the Adjustment Amount, the amount, if any, by which (i) Estimated Indebtedness exceeds Indebtedness reflected on the Closing Balance Sheet shall be added to Net Assets as of the Closing Date or (ii) Indebtedness reflected on the Closing Balance Sheet exceeds Estimated Indebtedness shall be subtracted from Net Assets as of the Closing Date.

                  2.6.     Adjustment Procedure.

                           (a)    The Company will prepare and will cause
Deloitte & Touche LLP ("D&T"), Buyer's certified public accountants, to audit the balance sheet of the Company as of the Closing Date (the "Closing Balance Sheet"), including a computation of Net Assets as of the Closing Date. The Closing Balance Sheet shall be prepared in accordance with GAAP consistently applied on the same basis as the Company's financial statements for the year ended December 31, 1997. The following specific policies will be followed in preparing the computation of Net Assets as of the Closing Date:

                           (i)     The fair market value of the Common Stock as
of the date of the grant for all of the Options granted to the various employees during 1995 and 1996 shall be deemed to be equal to the original capital contributed by the stockholders of the Company on the day the Company began operations (i.e., $100 per share);

                           (ii)    Accrued vacation pay for salaried employees
will not be accrued;

                           (iii)   The purchase accounting allocations in the
February 10, 1995 opening balance sheet including costs allocated to intangible assets and property plant and equipment will not be adjusted;

                           (iv)    Stores and supplies inventory will not be
capitalized; and

                           (v)     The ratable portion of the 1999 Alabama
franchise taxes shall be accrued;

                           (vi)    All unpaid costs and expenses associated
with this transaction that the Company will pay on behalf of the Sellers (including all legal, accounting, broker, finder and investment banker fees) shall be accrued other than Professional Fees paid at Closing;

                           (vii)   The approximate $160,000 liability related
to remaining tax liabilities assumed with respect to Simetco as set forth on
SCHEDULE 5.17 shall be accrued;

                           (viii)  To the extent deferred tax assets as of the
Closing Date exceed such assets as of December 31, 1997, the excess, if any, will not be recorded; and

                           (ix)    An amount equal to the tax refund receivable
as a result of the carryback of tax losses will be reflected as a liability payable to the Sellers and the corresponding refund will be reflected as an asset.

                     (b) The Closing Balance Sheet will further include all accruals and pre-paid expenses that would normally be included pursuant to year-end closing procedures calculated on a pro rata basis from January 1, 1998 through the Closing Date.

                           (c)     The Closing Balance Sheet will include an
accrual for compensation to employees for the special one time bonus (the "Bonus") equal to $1,486,000 or such other amount as may be agreed upon by the Buyer and the Sellers prior to Closing.

                           (d)     The Adjustment Amount will be finalized, and
the Purchase Price will be adjusted as provided for in Sections 2.3, 4.3 and 4.4.

                  2.7. Closing. The Closing shall take place at the offices of Alston & Bird, One Atlantic Center, 1201 West Peachtree Street, Atlanta, Georgia 30309 at 10:00 a.m., local time, on March 31, 1998, or, at such other place, time and date as the parties hereto may agree in writing.

                  2.8. Closing Deliveries by the Sellers. At the Closing, each of the Sellers shall deliver, or cause to be delivered, to Buyer:

                           (a)     one or more stock certificates representing
those Shares owned by such Seller duly endorsed in blank or accompanied by stock powers duly executed in blank, in proper form for transfer;

                           (b)     an executed agreement for the mutual release
of claims in substantially the form of EXHIBIT A hereto (the "Releases");

                           (c)     the opinions, certificates and other
documents required to be delivered by or on behalf of such Seller pursuant to
Article 9;

                           (d)     copies of the consents, waivers and
approvals described in Section 6.5 hereof;

                           (e)     the executed escrow agreement in
substantially the form of EXHIBIT B hereto (the "Escrow Agreement"); and

                           (f)     any other items specifically identified in
this Agreement.

                           The documents and certificates to be delivered
hereunder or on behalf of the Sellers on the Closing Date, shall be in form and substance reasonably satisfactory to Buyer and its counsel.

                  2.9. Closing Deliveries by the Company. The Company shall deliver to Buyer the following:

                           (a)     the written resignation of each of the
directors and officers of the Company;

                           (b)     the opinions, certificates and other
documents required to be delivered by or on behalf of the Company pursuant to
Article 9;

                           (c)  the opinions of Schulte Roth & Zabel LLP and Roy
S. Goldfinger, P.C., counsel to the Company, in customary form for transactions of this nature (collectively, the "Company Opinion");

                           (d)  copies of the consents, waivers and approvals
described in Section 5.9 hereof;

                           (e)  satisfactory evidence of the discharge of Liens
described in Section 8.17 hereof;

                           (f)  certified copy of the Company's Certificate of
Incorporation and certificates of existence or certificates of good standing of the Company, as of a date within twenty (20) days prior to the Closing Date, from the State of Delaware and each jurisdiction listed in SCHEDULE 5.1A hereto;

                           (g)  the executed Escrow Agreement;

                           (h)  the executed Releases; and

                           (i)  any other items specifically identified in this
Agreement.

                           The documents and certificates to be delivered
hereunder by or on behalf of the Company on the Closing Date shall be in form and substance reasonably satisfactory to Buyer and its counsel.

                  2.10.    Closing Deliveries by Buyer.

                           (a)  At the Closing, Buyer shall deliver to, or to
the order of, each of the Sellers or the Company, as applicable:

                                (i)   an amount equal to such Seller's portion
of the Closing Payment as calculated pursuant to Section 2.4;

                                (ii)  the opinions, certificates and other
documents required to be delivered by or on behalf of Buyer pursuant to Article 10;

                                (iii) the executed Escrow Agreement;

                                (iv)  the opinion of Alston & Bird LLP, counsel
to Buyer, in customary form for transactions of this nature (the "Buyer
Opinion");

                                (v)   the executed Releases; and

                                (vi)  any other items specifically identified in
this Agreement.

                           (b) At the Closing, Buyer shall deliver to SunTrust
Bank, Atlanta (the "Escrow Agent"), in accordance with the Escrow Agreement, the Escrowed Funds by wire transfer in immediately available funds to the account designated by the Escrow Agent.

                  The documents and certificates to be delivered hereunder by or on behalf of Buyer on the Closing Date shall be in form and substance reasonably satisfactory to the Company, the Sellers and their counsel.

                                    ARTICLE 3

                               PRE-CLOSING ESCROW

                  3.1. Pre-Closing Escrow. On the date of this Agreement, Buyer has deposited Five Hundred Thousand Dollars ($500,000) into an escrow account, which shall be governed by the terms of the escrow agreement dated the date hereof by and among Buyer, the Company and the Escrow Agent (the "Pre-Closing Escrow Agreement").

                                    ARTICLE 4
                                     ESCROW

                  4.1. Deposit Into Escrow Account. At the Closing, Buyer shall deposit the principal amount of the Escrowed Funds into the Escrow Account, which shall be governed by the terms of the Escrow Agreement.

                  4.2. Disputes Regarding Adjustment Amounts.

                       (a) Within thirty (30) days after the Closing Date, Buyer will deliver a final draft of the Closing Balance Sheet, calculation of Net Assets and Adjustment Amount calculation to the Sellers and Crowe, Chizek and Company LLP ("Crowe Chizek"). Crowe Chizek shall be provided with reasonable access to (i) the workpapers of D&T supporting the audit of the Closing Balance Sheet and the computation of Net Assets as of the Closing Date, (ii) management of the Company and (iii) the books and records of the Company.

                       (b) To the extent that Sellers owning two-thirds of the aggregate of the Shares and Option Shares dispute (the "Disputing Sellers") either the amount of, or basis for, the Adjustment Amount or object to the Closing Balance Sheet, then, within thirty (30) days from the date of receipt by Crowe Chizek and the Sellers of the Closing Balance Sheet, the Disputing Sellers shall provide joint written notice thereof to Buyer, stating any objection and the basis for such objection. If the Adjustment Amount is a negative number and the Sellers do not timely deliver a notice of objection to Buyer, Buyer and each of the Sellers shall jointly and immediately provide notice to the Escrow Agent of the final Adjustment Amount. If any amount claimed as an Adjustment Amount is timely disputed in a notice of objection delivered to Buyer, then the parties shall undertake to resolve the amount so disputed. If the Buyer and the Disputing Sellers are able to agree on a final Adjustment Amount and the final Adjustment Amount is a negative number, Buyer and each of the Sellers shall jointly and immediately provide notice to the Escrow Agent of the agreed-upon final Adjustment Amount. If the Buyer and the Disputing Sellers are unable to resolve any part of the amount so disputed within thirty (30) days from the date of Buyer's receipt of the Disputing Sellers' notice of objection, then the issues in dispute will be submitted to the Birmingham, Alabama office of Arthur Andersen LLP, certified public accountants (the "Accountants"), for resolution. If issues in dispute are submitted to the Accountants for resolution, (x) each party will furnish to the Accountants such workpapers and other documents and information relating to the disputed issues as the Accountants may request and are available to that party (or its independent public accountants), and will be afforded the opportunity to present to the Accountants any material relating to the determination and to discuss the determination with the Accountants; (y) the determination by the Accountants, as set forth in a notice delivered to Buyer, each of the Sellers and the Escrow Agent (if the Adjustment Amount is a negative number) by the Accountants, will be binding and conclusive on the parties; and
(z) Buyer and the Sellers will each bear 50% of the fees of the Accountants for such determination. Until resolution of the disputed Adjustment Amount, the disputed amount thereof will not be disbursed by the Escrow Agent.

                  4.3. Payments Relating to Adjustment Amount. Within ten (10) business days following a final determination of the Adjustment Amount as provided in Section 4.2, (i) if the Adjustment Amount is a positive number, Buyer will pay the Adjustment Amount to the Sellers, or (ii) if the Adjustment Amount is a negative number, the Escrow Agent will pay the Adjustment Amount to Buyer. Payments to the Sellers will be made in the manner and will be allocated in the proportions set forth in Section 2.4 and SCHEDULE 2.2. Payments to Buyer will be made by wire transfer to such bank account as Buyer will specify. If the parties are disputing the final determination of the Adjustment Amount, to the extent part of any payment that would be payable pursuant to Section 4.2 is not in dispute, the payor shall pay the amount not in dispute within three (3) Business Days of the determination that no such dispute exists.

                                    ARTICLE 5
                  REPRESENTATIONS AND WARRANTIES OF THE COMPANY

                  The Company represents and warrants to Buyer as follows:

                  5.1. Incorporation; Qualification and Corporate Authority. The Company has been duly incorporated and is validly existing and in good standing under the laws of the State of Delaware with corporate power and authority to conduct its business in all material respects as presently conducted. The Company is duly qualified to transact business as a foreign corporation and is in good standing in each jurisdiction set forth on SCHEDULE 5.1A, which (together with the locations set forth on SCHEDULE 5.1B) constitute all of the jurisdictions where the Company owns or leases property, and there exists no other jurisdictions in which a failure to qualify to do business would have a Material Adverse Effect. SCHEDULE 5.1B hereto contains the address (including city, county, state, or other jurisdiction and zip code) of each location where any of the

Company's assets are located and each trade name under which the Company operates at each such address and any additional business and trade names under which the Company has operated at each such address.

                  5.2. Subsidiaries; Joint Ventures. The Company does not own, directly or indirectly, any capital stock or other proprietary interest, in any corporation, association, trust, partnership, joint venture or other legal entity, and has no agreement to acquire any such capital stock or proprietary interest.

                  5.3. Financial Statements. Attached as SCHEDULE 5.3A are true, correct and complete copies of the Financial Statements, which have been prepared from the books and records of the Company. The balance sheets included in the Financial Statements present fairly the financial position of the Company as of their respective dates, the deferred tax assets recorded on the December 31, 1997 balance sheet of the Company are available for utilization, and the other related statements included in the Financial Statements present fairly the results of operations and cash flows for the periods indicated, in each case in accordance with GAAP, applied on a consistent basis, with only such deviations from such accounting principles and/or their consistent application as are referred to in SCHEDULE 5.3B hereto. Except as set forth in Schedule 5.3B, the Company has not received any advice or notification from its independent certified public accountants that the Company has used any improper accounting practice that would have the effect of not reflecting or incorrectly reflecting in the Financial Statements or the books and records, any properties, assets, liabilities, revenues, or expenses. The books, records, and accounts of the Company in all material respects accurately and fairly reflect, in reasonable detail, the transactions and the assets and liabilities of the Company.

                  5.4. Absence of Certain Changes or Events. Except with respect to (i) the grant of authorized but unissued options (the "New Options") to purchase up to 109 shares of Common Stock, (ii) the deemed exercise of the currently outstanding Options and the New Options as described in Section 2.1,
(iii) the Bonus to be paid by the Company in connection with the exercise of the New Options and the Options as described in Section 2.6(c) and Section 8.19, and
(iv) the costs and expenses relating to this Agreement and the transactions contemplated by this Agreement, since December 31, 1997, there has not been any transaction or occurrence in which the Company has:

                       (a) suffered any material adverse change in its business, operations, financial condition, liabilities, assets, or earnings nor has there been any event which has had or may reasonably be expected to have a Material Adverse Effect;

                       (b) incurred any obligations or liabilities of any nature other than items incurred in the regular and ordinary course of business, consistent with past practice, or increased (or experienced any change in the assumptions underlying or the methods of calculating) any bad debt, contingency, or other reserve, other than in the ordinary course of business consistent with past practice;

                       (c) except for the prepayment of Indebtedness incurred in connection with the First Bank Credit Facility on the Closing Date, paid, discharged, or satisfied the principal amount of any Indebtedness (if such payment would result in Indebtedness on the Closing Date being less than Indebtedness on the December 31, 1997 balance sheet), or paid, discharged, or satisfied interest not otherwise due and payable;

                       (d) paid, discharged, or satisfied any non-Indebtedness related claim, lien, encumbrance, obligation, or liability (whether absolute, accrued, contingent, and whether due or to become due), other than the payment, discharge, or satisfaction in the ordinary course of business consistent with past practice of claims, liens, encumbrances, obligations, or liabilities of the type reflected or reserved against in the Financial Statements or which were incurred in the ordinary course of business consistent with past practice;

                       (e) permitted, allowed, or suffered any of its properties or assets (real, personal or mixed, tangible, or intangible) to be subjected to any mortgage, pledge, lien, encumbrance, restriction, or charge of any kind, other than Permitted Encumbrances;

                       (f) written down or written up the value of any Inventory (including write-downs by reason of shrinkage or markdowns), determined as collectible any Accounts Receivable or any portion thereof which were previously considered uncollectible, or written off as uncollectible any Accounts Receivable or any portion thereof, except for write-downs, write-ups, and write-offs in the ordinary course of business consistent with past practice;

                       (g) canceled any debts or waived any claims or rights other than in the ordinary course of business consistent with past practice;

                       (h) disposed of or permitted to lapse any right to the use of any material patent, trademark, assumed name, service mark, trade name, copyright, license, or application therefor or disposed of or disclosed to any person not authorized to have such information any trade secret, proprietary information, formula, process, or know-how not previously a matter of public knowledge or existing in the public domain;

                       (i) except for the capital expenditure commitments described on SCHEDULE 5.12B and the capital expenditures related to the gantry crane, made any significant capital expenditure or commitment for additions to property, plant, equipment, intangible, or capital assets or for any other purpose in excess of $25,000, other than for emergency repairs or replacement;

                       (j) except for indebtedness incurred under the First Bank Credit Facility to pay liabilities incurred in the ordinary course of business, which indebtedness will be repaid prior to Closing, incurred any long term indebtedness;

                       (k) paid, loaned, distributed, or advanced any amounts to, sold, transferred, or leased any properties or assets (real, personal or mixed, tangible or intangible) to, purchased, leased, licensed, or otherwise acquired any properties or assets from, or entered into any other agreement or arrangement with (i) any stockholder, officer, employee, or director of the Company, (ii) any corporation or partnership in which any Affiliate is an officer, director, or holder directly or indirectly of five percent (5%) or more of the outstanding equity or debt securities of the Company, or (iii) any person controlling, controlled by, or under common control with any such partner, stockholder, officer, director, or Affiliate except for compensation or fees not exceeding the 1997 rate of compensation or fees or as permitted by Section 5.4(p) and for routine travel expenses to officers, employees, directors and stockholders;

                       (l) declared, set aside or paid any dividend or other distribution (whether in cash, stock or property) with respect to any of the Shares, or made any redemption, purchase or other acquisition of any of its equity securities;

                       (m) made or instituted any change in accounting methods, principles or practices by the Company materially affecting its assets, liabilities or business, except insofar as may have been required by a change in GAAP;

                       (n) entered into any collective bargaining or labor agreement (oral and legally binding or written), or experienced any organized slowdown, work interruption, strike, or work stoppage;

                       (o) sold, transferred, or otherwise disposed of any of the Company's assets except in the ordinary course of business consistent with past practice;

                       (p) granted or incurred any obligation for any increase in the compensation of any officer or employee of the Company (including, without limitation, any increase pursuant to any bonus, pension, profit-sharing, retirement, or other plan or commitment) except for raises to employees in the ordinary course of business consistent with past practice and bonuses for the year ending December 31, 1997;

                       (q) suffered any casualty loss or damage in excess of $100,000 in the aggregate (whether or not insured against);

                       (r) agreed to make charitable contributions in excess of $20,000;

                       (s) amended any provision of its Certificate of Incorporation or Bylaws or changed any of its authorized or issued capital stock, except as specifically required by this Agreement;

                       (t) taken any other action neither in the ordinary course of business and consistent with past practice nor provided for in this Agreement; or

                       (u) agreed, so as to legally bind the Company whether in writing or otherwise, to take any of the actions set forth in this Section 5.4 and not otherwise permitted by this Agreement.

                  5.5. Capitalization.

                       (a) SCHEDULE 5.5 sets forth the authorized, issued, outstanding and treasury capital stock of the Company, as of the date hereof. Each Seller is the record owner of the Shares set forth opposite his or its name on SCHEDULE 2.2.

                       (b) All of the issued and outstanding shares of Common Stock have been duly authorized and validly issued and are fully paid and non-assessable.

                       (c) Except as set forth on SCHEDULE 5.5, no other shares of capital stock have been issued and remain outstanding, no other class of capital stock is authorized or outstanding, and the Sellers executing this Agreement on the date hereof represent all of the holders of capital stock or rights to acquire shares of capital stock of the Company. None of the outstanding shares of capital stock of the Company was issued in violation of the Securities Act or any other material Legal Requirement.

                  5.6. Options and Other Rights. Except for ownership of the Options as set forth on SCHEDULE 2.2 and as otherwise set forth in SCHEDULE 5.5, there are (a) no outstanding options, warrants, agreements, calls, conversion rights, exchange rights, preemptive rights or other rights to subscribe for, purchase or otherwise acquire, or any other agreements or commitments of any character relating to the sale, issuance or voting of, any shares of capital stock of the Company, whether issued or unissued, or any securities convertible into or evidencing the right to purchase any shares of capital stock of the Company to which the Company is a party, and (b) no existing agreements, options, commitments or rights with, of or to any person to acquire any of the Company's assets, properties or rights or any interest therein, other than sales of the goods and services of the Company in the ordinary course of business consistent with past practices.

                  5.7. Binding Obligation. The Company has full power and authority to enter into this Agreement and the agreements to which it is a party contemplated hereby, or executed in connection herewith (collectively, this Agreement, the Pre-Closing Escrow Agreement and the Escrow Agreement shall be referred to hereinafter as the "Acquisition Documents"), and to consummate the transactions contemplated hereby and thereby. The execution, delivery and performance by the Company of each of the Acquisition Documents to which the Company is a party have been duly and validly authorized and approved by all necessary action on the part of the Company. Each of the Acquisition Documents to which the Company is a party, assuming each of the Acquisition Documents constitutes a valid and binding obligation of the other parties thereto, constitutes the legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except to the extent that the enforceability thereof may be limited by: (i) applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or similar laws from time to time in effect affecting generally the enforcement of creditors' rights and remedies; and (ii) general principles of equity, including, without limitation, principles of reasonableness, good faith and fair dealing (regardless of whether enforcement is sought in equity or at law).

                  5.8.  No Defaults or Conflicts. Other than as listed in
SCHEDULE 5.8, the execution and delivery of any of the Acquisition Documents by the Company and the performance by the Company of its obligations hereunder (i) does not and, on the Closing Date, will not result in any violation of the charter or by-laws of the Company; (ii) does not and, on the Closing Date, will not conflict with, or result in a breach of any of the terms or provisions of, or constitute a default under, or result in the creation or imposition of any lien, claim, charge, encumbrance or other security interest (collectively referred to herein as "Liens"), upon any property or assets of the Company under: (A) any indenture, mortgage, lease or loan agreement or any other agreement or instrument to which the Company is a party or by which it may be bound or to which any of its respective properties may be subject; or (B) any existing applicable law, rule, regulation, judgment, order or decree of any Governmental Authority to which the Company or any of its properties is subject, other than such conflicts, breaches and defaults as would be waived or avoided by the consents, approvals, authorizations, filings or notices described in
Section 5.9; and (iii) does not and, on the Closing Date, will not result pursuant to the terms of any Contract to which the Company is a party in the acceleration of the maturity of any payment date of, or increase or adversely affect, any liability of the Company other than Indebtedness paid in connection herewith.

                  5.9. No Governmental Authorization or Consents Required. Other than as listed in SCHEDULE 5.9, no consent, authorization or approval or other action by, and no notice to or declaration, filing or registration with, any Governmental Authority or any third party will be required to be obtained or made by the Company in connection with the due execution and delivery and performance by the Company or the Sellers of this Agreement or the consummation by the Company or the Sellers of the transactions contemplated hereby.

                  5.10. Permits. SCHEDULE 5.10 lists and Buyer has been furnished access to all material Federal, state, local and foreign governmental approvals, consents, authorizations, orders, certificates, filings, franchises, licenses, notices, permits and rights (collectively, "Permits") which the Company has obtained. Except as set forth on SCHEDULE 5.10, there are no other Permits that are required for the conduct of the business of the Company as presently conducted and its business as presently conducted. There has occurred no default under any Permit. There are no proceedings relating to the suspension, revocation or modification of any Permit.

                  5.11. No Actions, Suits or Proceedings. Except as disclosed on
SCHEDULE 5.11, (i) there is no action, suit or proceeding (a "Proceeding") pending against, nor, to the Company's knowledge, threatened or alleged against, the Company, and to the Company's knowledge no basis exists for any claim relating to any Antitrust Law as to which the Company would be responsible. There is no Proceeding pending or, to the knowledge of the Company threatened, which questions the validity or legality of this Agreement or of the transactions contemplated hereby or which seeks to prevent the consummation of the transactions contemplated hereby or which if decided adversely to the Company could reasonably be expected to have a Material Adverse Effect and (ii) the Company (or any officer thereof in such capacity) is not subject to any judgment, decree, writ, injunction or order of any Governmental Authority.

                5.12.  Contracts.

                       (a) SCHEDULE 5.12A contains a true and correct list of all Contracts not otherwise listed on SCHEDULE 5.13A, 5.15A, 5.15B, 5.18, 5.22C, 5.23A, 5.23C, 5.28 or 5.31, including but not limited to the following:

                           (i)    any Contract with any present or former
employee or consultant or for the employment of any person, including any consultant;

                           (ii)   any Contract for the future purchase of, or
payment for, supplies or products, or for the performance of services by a third party involving in any one case $50,000 or more;

                           (iii)  any Contract to sell or supply products or to
perform maintenance, services or similar duties involving in any one case $50,000 or more;

                           (iv)   any distribution, marketing, dealer,
representative, or sales agency Contract;

                           (v)    any lease under which the Company is lessor
relating to the assets of the Company or any property at which assets of the Company are located;

                           (vi)   any note, debenture, bond, equipment trust
agreement, letter of credit agreement, loan agreement, or other Contract for the borrowing or lending of money or agreement or arrangement for a line of credit or guarantee, pledge, or undertaking of the indebtedness of any other person;

                           (vii)  any Contract for any charitable or political
contribution;

                           (viii) any Contract limiting or restraining the
Company, its business or any successor thereto from engaging or competing in any manner or in any business, nor, to the Company's knowledge, is any employee of the Company engaged in the conduct of the Company's business subject to any such agreement, contract, or commitment;

                           (ix)   any Contract that has a duration of twelve
(12) months or more; or

                           (x)    any agreement, contract or transaction with
any officer, stockholder, director or Affiliate of the Company.

                       (b) SCHEDULE 5.12B contains a true and correct list of all commitments for capital expenditures that have been approved by the Board of Directors of the Company prior to the date of this Agreement in excess of $50,000 by the Company and that remain outstanding as of the date hereof.

                       (c) Except for the potential unenforceability of the Cahaba Woodchip agreement listed on SCHEDULE 5.12A, each of the Contracts is in full force and effect and there exists no breach or violation of or default under any of such Contracts by the Company or, to the knowledge of the Company, any other party to such Contracts or any event which, with notice or the lapse of time, or both, will create a breach or violation thereof or default thereunder by the Company or, to the knowledge of the Company, any other party to such Contracts.

                       (d) Except as indicated on SCHEDULE 5.12C, there exists no actual or, to the best knowledge of the Company, any threatened termination, cancellation, or limitation of, or any material amendment, modification, or change to any Contract, including without limitation, (i) the business relationship of the Company with any customer, distributor, or related group of customers or distributors whose purchases individually or in the aggregate are material to the operations and financial condition of the Company, (ii) the requirements of any customer or related group of customers of the Company whose purchases individually or in the aggregate are material to the operations and financial condition of the Company, or (iii) the business relationship of the Company with any material supplier to the Company.

                       (e) As of the Closing, the Company has not granted any power of attorney affecting or with respect to the Company, its business or its assets that remains outstanding.

                       (f) SCHEDULE 5.12D contains a true and correct list of customers which collectively accounted for eighty percent (80%) of the Company's revenues during the fiscal year ended December 31, 1997, and for the period commencing January 1, 1998 through the last day of the month preceding the date hereof, together with the dollar amount of sales made to each customer for each such period.

                5.13.  Title to Leased Real Property & Liens.

                       (a) The Company does not own any real property. With respect to the real and personal property constituting the Company's physical plant (the "Plant"), the Company leases the Plant from The Industrial Development Board of the City of Montgomery (the "IDB") under the Consolidated, Amended and Restated Lease Agreement dated as of January 1, 1995 (the "Lease") between the IDB and the Company. SCHEDULE 5.13A lists the only real estate leases of the Company. Pursuant to the terms of the Lease taken as a whole, the Company is deemed to be the owner of the Plant for federal tax purposes. The leases of the Company listed on SCHEDULE 5.13A are in full force and effect and, to the knowledge of the Company, there is no existing actual or claimed default or event of default or event which with notice or lapse of time or both would constitute a default thereunder by the Company or any other party to such leases. Attached as SCHEDULE 5.13B hereto is the Leasehold Owner's Title Policy issued by Lawyers Title Insurance Corporation on February 10, 1995 (the "Policy") insuring the Company's interest in the Plant, subject to the exceptions described in Schedule B, Part I of the Policy. To the knowledge of the Company, except for the Permitted Encumbrances, the Leased Real Property is free and clear of any Lien, and is not subject to any deeds of trust, assignments, subleases, or rights of any third parties known to or created or permitted by the Company other than the lessors thereof, and to the Company's knowledge, there are no defaults with respect to any leases of real property under which the Company is lessee or lessor which, in the aggregate, could reasonably be expected to have a Material Adverse Effect.

                       (b) To the knowledge of the Company, all improvements on the Leased Real Property conform to all applicable state and local laws, use restrictions, building ordinances, and health and safety ordinances the noncompliance of which would have a Material Adverse Effect on the Company's current ownership or use of such property by the Company.

                       (c) Other than as may be set forth in the Permitted Encumbrances, the Company has received no written notice of any pending or threatened condemnations, planned public improvements, annexation, special assessments, zoning or subdivision changes, or other adverse claims affecting the Leased Real Property.

                       (d) Other than may be set forth in the Permitted Encumbrances, to the knowledge of the Company, there is no private restrictive covenant or governmental use restriction (including zoning) on all or any portion of the Leased Real Property which prohibits the current use of the Leased Real Property.

                       (e) To the knowledge of the Company, all licenses, permits and approvals required for the occupancy and operation of the Leased Real Property (with appurtenant parking uses) as presently being used have been obtained and are in full force and effect and the Company has received no notices of violations in connection with such items.

                       (f) Except as may have been disclosed to Buyer or contained in any report prepared for the Benefit of Buyer, the Company does not have in its possession any studies or reports which indicate any material defects in the design or construction of any of the improvements on the Leased Real Property.

                       (g) Other than as may be set forth in the Permitted Encumbrances, the Company has not granted to any person or entity, other than Buyer, any right, agreement, commitment, option, or right of first refusal, whether oral or written, with respect to the purchase, assignment or transfer of all or any portion of the Leased Real Property.

                       (h) Other than as may be set forth in the Permitted Encumbrances, to the knowledge of the Company, the Leased Real Property is not subject to any special assessment for public improvements or otherwise, whether or not presently a lien upon the Leased Real Property. The Company has made no commitment to any governmental authority, utility company, school board, church or other religious body, homeowner or homeowner's association or any other organization, group or individual relating to the Leased Real Property which would impose a material obligation upon the Company or its successors or assigns to make any contributions or dedications of money or land, or to construct, install or maintain any improvements of a public or private nature as part of the Leased Real Property or upon separate lands. To the knowledge of the Company, except under the Lease, no governmental authority has imposed any requirement that the Company pay, directly or indirectly, any special fees or contributions or incur any expenses or obligations in connection with the development of the Leased Real Property or any portion thereof, other than the Permitted Encumbrances. Other than as may be set forth in the Permitted Encumbrances, the Company has not received written notice of any contemplated or actual reassessment of the Leased Real Property or any portion thereof for general real estate tax purposes.

                       (i) To the knowledge of the Company, there have been no additional matters of title put of record from the effective date of the Commitment (i.e., December 15, 1997) through the date hereof.

                 5.14. Intellectual Property. SCHEDULE 5.14 contains a true and correct list of the material Intellectual Property used or owned by the Company. None of the Intellectual Property listed on SCHEDULE 5.14 has been declared invalid or is the subject of a pending or, to the knowledge of the Seller, threatened action for cancellation or a declaration of invalidity, and there is no pending judicial proceeding involving any claim, and the Company has not received any written notice or claim of infringement, misuse or misappropriation of such Intellectual Property by the Company.

                 5.15. Employment Matters. SCHEDULE 5.15A lists, and Buyer has been furnished access to, all written or legally binding oral employment, collective bargaining and consulting contracts to which the Company is a party or by which it is bound, and, with respect to all such contracts, the Company is not in material breach thereof or material default thereunder and there does not exist under any such contract any event which, with the giving of notice or the lapse of time, would constitute such a breach or default by the Company, except for such breaches, defaults and events as to which requisite waivers or consents have been obtained. The Company is in material compliance with all applicable Legal Requirements concerning the employer-employee relationship and with all agreements relating to the employment of the Company's employees, including applicable wage and hour laws, fair employment laws, safety laws, worker compensation statutes, unemployment laws, and social security laws. Except as set forth on SCHEDULE 5.15A, the Company is not a party to nor does the Company have any obligation pursuant to any other agreement with any party regarding the rates of pay or working conditions of any of the employees of the Company, nor is the Company obligated under any agreement to recognize or bargain with any labor organization or union on behalf of such employees. The Company, since incorporation, has not experienced any organized slowdown, work interruption, strike, or work stoppage by employees of the Company. Except as described on
SCHEDULE 5.15B, there is no outstanding agreement or arrangement with respect to severance payments with respect to any employee of the Company.

                5.16.  Environmental and OSHA Compliance.

                       (a) SCHEDULE 5.16A contains a true, complete and accurate listing of, and the Company represents that it has delivered to the Buyer true and complete copies of, all environmental site assessments, test results, analytical data, boring logs, and other environmental reports and studies conducted by, at the expense of, or on behalf of the Company or that are otherwise in the Company's possession.

                       (b) Except as set forth on SCHEDULE 5.16B, the Company:

                           (i)   is in compliance with all applicable
Environmental Laws. The Company has not (A) received written notice that it is potentially liable under or (B) received any requests for information or other correspondence concerning any site or facility under, nor has the Company received any written notice that it is considered potentially liable under the Comprehensive Environmental Response, Compensation, and Liability Act (42 U.S.C. ss.ss. 9601 et seq.), as amended ("CERCLA"), or any similar state law;

                           (ii)  has accurately prepared and timely filed with
the appropriate Governmental Authorities all reports, notifications, applications, and filings required pursuant to any applicable Environmental Law;

                           (iii) has not entered into or received any consent
decree, compliance order, administrative order, or settlement, indemnification, or release agreement or proposed agreement from any Governmental Authority or other third party relating to violations of Environmental Law;

                           (iv)  has not entered into or received nor is the
Company in default under any judgment, order, writ, injunction or decree of any federal, state, or municipal court or other Governmental Authority relating to violations of Environmental Laws;

                           (v)   has obtained all permits, licenses, approvals,
consents, orders, and authorizations required under Environmental Laws ("Environmental Permits") that are required to operate the Company's facilities, assets and business. The Company is in compliance with each such Environmental Permit. No Environmental Permit has a material effect on the Company's ability to operate any equipment, facility, improvement or process covered by such Environmental Permit as currently being conducted; and

                           (vi) has not been, and currently is not, a
"generator" of "hazardous waste" (as those terms are defined by the Resource Conservation and Recovery Act of 1976 and the regulations promulgated thereunder), for the purposes of obtaining an EPA identification number under 40 C.F.R. ss.262.12(a) or complying with the manifest system under Subpart 8 of 40 C.F.R. Part 262.

                       (c) With respect to the Company,

                           (i)   there are no actions, suits, claims,
arbitration proceedings, or complaints pending or threatened by any Governmental Authority, municipality, community, citizen or citizen's group, or other entity, against the Company relating to any violation of Environmental Laws;

                           (ii)  except as set forth on SCHEDULE 5.16C, there
has been no disposal, Release, burial, or placement of any Hazardous Materials by the Company or, to the Company's knowledge, by any other party on, in, at, or about the Plant or any facilities used by the Company or in connection with its business;

                           (iii) all active, inactive, closed, or abandoned
above-ground and underground storage tanks located at the Plant have been identified on SCHEDULE 5.16D, together with a description of the materials stored therein and a statement as to whether such tanks are currently used by the Company, and all such tanks are in compliance with all Environmental Laws;

                           (iv)  no lien has arisen on any of the Company's
assets under or as a result of any Environmental Law;

                           (v)   no environmental audit or remedial
investigation has been conducted as to environmental matters at any of the Company's properties by any Governmental Authority during or, to the best of the Company's knowledge, prior to the period during which the Company owned, leased or operated such properties; and

                           (vi)  the Leased Real Property is not listed or
proposed for listing on the National Priorities List pursuant to CERCLA, on the CERCLIS, or on any other similar state environmental list of potentially hazardous sites.

                       (d) The Company is in material compliance with all applicable Legal Requirements relating to employee health and safety, and the Company has not received any notice that past or present conditions of the Company's assets violate any applicable Legal Requirements as of the Closing Date.

                  5.17.    Taxes.

                           (a) Except as set forth on SCHEDULE 5.17: (i) all
United States federal income Tax Returns of the Company required by law to be filed have been timely filed and all such federal income Taxes and assessments (including penalties and interest in respect thereof, if any) that have become or are due with respect to any period ended on or prior to the Closing Date whether shown as due on such Returns or not have been paid except (x) Tax assessments against which appeals have been or will be promptly taken in good faith, in which event the Company has disclosed the details of such appeals on
SCHEDULE 5.17, and as to which adequate reserves have been provided in accordance with GAAP and (y) Taxes to the extent accrued or reserved for in the Financial Statements or included in current liabilities for purposes of calculating Net Assets; (ii) all other Tax Returns of the Company required to be filed pursuant to applicable foreign, state, local or other law have been timely filed, and all such Taxes that have become or are due with respect to any period ended on or prior to the Closing Date whether shown as due on such returns or not have been paid except (x) Tax assessments against which appeals have been or will be promptly taken in good faith, in which event the Company has disclosed the details of such appeals on SCHEDULE 5.17, and as to which adequate reserves have been provided in accordance with GAAP and (y) Taxes to the extent accrued or reserved for in the Financial Statements or included in current liabilities for purposes of calculating Net Assets; and (iii) the charges, accruals and reserves on the books of the Company in respect of any Tax liability for any years not finally determined or with respect to which the applicable statute of limitations has not expired are believed to be adequate to meet any assessments or re-assessments for additional income or corporate franchise tax for any such years. All Tax Returns that have been filed by the Company are true, complete and correct in all material respects for the periods covered thereby.

                           (b) SCHEDULE 5.17 provides a brief description of any
pending federal or state Tax dispute in which the Company is alleged to be liable or in which the Company is claiming a refund, including the nature and amount of the controversy, the respective positions of the parties as to any amounts claimed to be due thereunder, and the current status thereof.

                           (c) All Taxes required to be withheld prior to the
Closing Date from employees, independent contractors, creditors, shareholders and other third parties for income, social security, payroll or other Taxes have been properly withheld and, if required prior to the Closing Date, have been deposited with the appropriate governmental agency.

                           (d) No claim is pending, and, to the best of the
Company's knowledge, no investigation is pending or threatened and no claim is threatened, by any state, local, or other jurisdiction alleging that the Company has a duty to file Tax Returns and pay Taxes or is otherwise subject to the taxing authority of any jurisdiction not included in SCHEDULE 5.17, nor, except as set forth in SCHEDULE 5.17, has the Company received any notice or questionnaire from any such jurisdiction which suggests or asserts that the Company may have a duty to file such Returns and pay such Taxes, or otherwise is subject to the taxing authority of such jurisdiction.

                           (e) The Company has not granted any extension to any
Tax authority of the limitation period during which any Tax liability may be asserted after the Closing Date. No Taxes of the Company will become due as a result of the transactions contemplated by this Agreement. The Company is not a party to any Tax sharing or Tax allocation agreement, understanding, arrangement or commitment and, except as set forth on SCHEDULE 5.17, is under no contractual obligation to pay the Tax liability of any other Person. The Company is not a consenting corporation under Section 341(f) of the Code. The Company has not agreed to, nor is it required to make, any adjustment under Code Section 481(a) by reason of a change in accounting method or otherwise. All positions that could give rise to substantial understatement penalties have been disclosed under Section 6662 of the Code. The Company has not entered into any compensatory agreements with respect to the performance of services that could obligate it to make a payment that would be nondeductible pursuant to Section 280G of the Code.

                           (f) Each of the representations contained in this
Section 5.17 relates solely to operations and actions of the Company prior to or on the Closing Date and in no way will be construed to relate to any period following the Closing Date or create any liability of Sellers for actions taken by Buyer or the Company consistent with prior practice but occurring following the Closing Date.

                           (g) Each Seller is and shall be able to and will
deliver to Buyer a certificate substantially in the form required by Section 1.1445-2(b)(2)(iii) of the regulations under the Code.

                  5.18.    Employee Benefits.

                           (a) SCHEDULE 5.18 contains a true and complete list
of all the following agreements or plans hereinafter collectively referred to as the "Benefit Plans" which are presently in effect and which cover employees of the Company ("Employees"):

                               (i) Any employee benefit plan as defined in
Section 3(3) of ERISA; or

                               (ii) Any other pension, profit sharing,
retirement, deferred compensation, stock purchase, stock option, stock appreciation, phantom stock or other equity-based, incentive, bonus, performance, vacation, termination, retention, change of control, severance, "golden parachute," disability, hospitalization, medical, life insurance, or other employee benefit plan, program, policy, or arrangement, which the Company maintains or to which the Company has any outstanding, present, or future obligations to contribute or make payments under, whether voluntary, contingent, or otherwise.

                           (b) With respect to all Benefit Plans, the Company
makes the following representations and warranties:

                               (i)   The Benefit Plans have been made available
to Buyer for review, including correct and complete copies of: (A) all trust agreements or other funding arrangements for such Benefit Plans (including insurance contracts), and all amendments thereto, (B) all current determination letters and, if any, rulings, opinion letters, information letters, or advisory opinions issued by the IRS, the United States Department of Labor, or the Pension Benefit Guaranty Corporation, (C) annual reports or returns, audited or unaudited financial statements, actuarial valuations and reports, and summary annual reports prepared for any Benefit Plan with respect to the most recent three (3) plan years, and (d) the most recent summary plan descriptions and any modifications thereto.

                               (ii)  Except with respect to the failure to file
certain IRS Forms 5500 as referenced on SCHEDULE 5.17, all the Benefit Plans and the related trusts subject to ERISA comply with and have been administered in compliance with, (A) the applicable provisions of ERISA, (B) with respect to each Benefit Plan that is intended to be a qualified plan under Section 401(a) of the Code ("Qualified Plan"), all applicable provisions of the Code relating to qualification and tax exemption under Code Sections 401(a) and 501(a) or otherwise applicable to secure intended tax consequences, and (C) all other applicable laws and collective bargaining agreements, and the Company has not received any notice from any governmental authority questioning or challenging such compliance. Each Benefit Plan that is a Qualified Plan either (I) has a current determination letter from the IRS or (II) is a standardized, prototype plan and the Company is permitted to rely on an opinion letter issued by the IRS on the qualified status of the prototype plan. No event has occurred which will or could reasonably be expected to give rise to disqualification of any such plan or loss of intended Tax consequences under the Code or to any Tax under
Section 511 of the Code. Other than with respect to claims for benefits under the Benefits Plans, no event has occurred which will or could reasonably be expected to result in a liability in excess of $50,000.

                               (iii) No oral or written representation or
communication with respect to any aspect of the Benefit Plans has been made to Employees prior to the date hereof that is not in accordance with the written or otherwise preexisting terms and provisions of such plans. Neither the Company nor any administrator or fiduciary of any Benefit Plan (or any agent of any of the foregoing) has engaged in any transaction, or acted or failed to act in any manner that could subject Buyer to any direct or indirect liability or excise tax (by indemnity or otherwise) for breach of any fiduciary, co-fiduciary or other duty under ERISA or prohibited transaction under Section 4975 of the Code or Section 406 of ERISA. The representation in the preceding sentence is made subject to the Company's knowledge when such representation is made with respect to a non-employee of the Company. There are no unresolved claims or disputes under the terms of, or in connection with, the Benefit Plans other than claims for benefits which are payable in the ordinary course and no litigation has been commenced with respect to any Benefit Plans.

                               (iv)   Except with respect to the failure to file
certain IRS Forms 5500 as referenced on SCHEDULE 5.17, all Benefit Plan documents and annual reports or returns, audited or unaudited financial statements, actuarial valuations, summary annual reports, and summary plan descriptions issued with respect to the Benefit Plans are correct and complete, and, to the extent required under applicable law, have been timely filed with the IRS and the United States Department of Labor, have been timely distributed to participants in the Benefit Plans, and there have been no changes in the information set forth therein.

                               (v)    There has been no termination or partial
termination, withdrawal or partial withdrawal with respect to any of the Benefit Plans.

                               (vi)   Neither the Company nor any entity
aggregated with the Company under Code Section 414 (an "ERISA Affiliate") has at any time sponsored, contributed to, or been obligated under Title I or Title IV of ERISA to contribute to a "defined benefit plan" (as defined in ERISA 3(35)). On or after September 26, 1980, neither the Company nor its ERISA Affiliates have had an "obligation to contribute" (as defined in ERISA Section 4212) to a "multiemployer plan" (as defined in ERISA Sections 4001(a)(3) and 3(37)(A)). The Company has no liability under Title IV of ERISA either directly or through its ERISA Affiliates.

                               (vii)  The Company has neither maintained in the
past nor currently maintains a Benefit Plan providing welfare benefits (as defined in ERISA Section 3(1)) to employees after retirement or other separation of service except to the extent required under Part 6 of Title I of ERISA or Code Section 4980B or their successors. No tax under Code Sections 4980B or 5000 has been incurred with respect to any Benefit Plan and to the best of the Company's knowledge no circumstances exist which could reasonably be expected to give rise to such taxes.

                               (viii) Except as disclosed on SCHEDULE 5.18
hereto, neither the execution and delivery of this Agreement or the Acquisition Documents, nor the consummation of the transactions contemplated hereby or thereby, will (i) entitle any current or former employee or director of the Company to severance pay, unemployment compensation or any payment contingent upon a change in control or ownership of the Company, (ii) increase or enhance any benefits payable under any Benefit Plan, or (iii) accelerate the time of payment or vesting, or increase the amount, of any compensation due to any such employee or former employee.

                           (c) The Company has complied in all material respects
with the continuation coverage requirements of Section 1001 of the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended, and ERISA Sections 601 through 608. The Company shall be responsible for complying with the requirements of Code Section 4980B and Part 6 of Title I of ERISA for its employees and their "qualified beneficiaries" whose "qualifying event" (as such terms are defined in Code Section 4980B) occurs on or prior to the Closing Date.

                        (d) The Company has complied in all material respects with the Health Insurance Portability and Accountability Act of 1996, as amended and ERISA Sections 700 et. seq.

                  5.19. No Other Broker. Other than BT Wolfensohn, a division of BT Alex. Brown Incorporated, the fees and expenses of which are payable by the Company, no broker, finder, agent or similar intermediary has acted for or on behalf of the Company or an Affiliate in connection with this Agreement, the Acquisition Documents or the transactions contemplated hereby or thereby, and no broker, finder, agent or similar intermediary is entitled to any broker's, finder's or similar fee or other commission in connection therewith based on any agreement, arrangement or understanding with the Company or an Affiliate or any action taken by either of them.

                  5.20. Inventories. Except as described in SCHEDULE 5.1B, (a) all Inventory, whether reflected on the Financial Statements or subsequently acquired, is now and at the Closing Date will be located at the Plant consistent with past practices, (b) has been or will be acquired by the Company only in bona fide transactions entered into in the ordinary course of business, (c) is of good and merchantable quality except to the extent adequately reserved for in the Financial Statements, consistent with past practice, (d) is not now and at the Closing Date will not be subject to any write-down or write-off in excess of the reserves established based on past practice, and (e) is valued at the lesser of cost or net realizable market value, with appropriate adjustments for obsolete and slow moving Inventory in accordance with GAAP. Except as described in SCHEDULE 5.20, the Company has now and on the Closing Date will have valid legal title to its Inventory free and clear of any consignments, liens, claims, charges, and encumbrances. The Company is not under any liability or obligation with respect to the return of inventory in the possession of wholesalers, retailers, or other customers which is not reserved against in the Financial Statements.

                  5.21. Accounts Receivable. All Accounts Receivable shown on the Financial Statements represent, and the Accounts Receivable of the Company outstanding on the Closing Date will represent, sales actually made or services actually performed in the ordinary course of business in bona fide transactions completed in accordance with the terms and provisions contained in any documents relating thereto, if any, and, to the knowledge of the Company, are fully collectible to the extent not reserved for in the Company's balance sheet as of December 31, 1997 included in the Financial Statements. The reserves for uncollectible Accounts Receivable reflected on the Financial Statements were established in accordance with GAAP and are adequate in light of all the facts then known to the Company and the Company's historical methods and practices in establishing such reserves. The Accounts Receivable outstanding on the Closing Date are subject to no defenses, counterclaims, or rights of setoff other than those arising in the ordinary course of business and for which adequate reserves have been established.

                  5.22.    Personal Property.

                           (a) As referenced in Section 5.13(a) and except as
set forth in Schedule 5.22C, all of the personal property comprising part of, or situated at, the Plant is leased by the Company from the IDB under and pursuant to the Lease. SCHEDULE 5.22A contains a true and correct list and a description (including serial number, vehicle registration and tag number, if available) of such personal property. The Company has good leasehold title to all of the personal property listed in SCHEDULE 5.22A, free and clear of all Liens, except as disclosed on SCHEDULE 5.22B.

                           (b) SCHEDULE 5.22C contains a list of all leases for
Vehicles, Equipment, Furniture and Fixtures, or other items of personal property leased by the Company other than pursuant to the Lease (except miscellaneous leases having an aggregate value, if capitalized, of less than $50,000). Each of the leases described on SCHEDULE 5.22C is in full force and effect and there are no existing defaults or events of default, real or claimed, or events which with notice or lapse of time or both would constitute defaults, the consequences of which, severally or in the aggregate, could reasonably be expected to have a Material Adverse Effect.

                  5.23.    Insurance.

                           (a) The Company and its assets are insured under
various policies of general liability and other forms of insurance which policies are in amounts adequate in the reasonable judgment of the Sellers. Set forth in SCHEDULE 5.23A is a true and complete list and description of all insurance policies of the Company in force on the date hereof, together with a statement of the aggregate amount of claims paid out, and claims pending, under each such policy through the date hereof. All such policies are in full force and effect, all premiums due thereon have been paid by the Company, and the Company has complied in all material respects with the provisions of such policies. The Company has not received any notice of cancellation or non-renewal of any such policy, nor has the Company received any notice from any of its insurance carriers that any insurance premiums will be increased in the future or that any insurance coverage presently provided for will not be available to the Company in the future on substantially the same terms as now in effect. Set forth on SCHEDULE 5.23B is a true and complete list of all claims for medical expenses in excess of $25,000 for any employee of the Company. The Company has not been refused any insurance by any insurance carrier to which it has applied for insurance since incorporation. There are no outstanding requirements or recommendations by any current insurer or underwriter of the Company which require or recommend changes in the conduct of the Company's business, or require any repairs or other work to be done with respect to any of the Company's assets or operations of the Company's business since incorporation.

                           (b) The Company has delivered to Buyer (i) true and
complete copies of all current policies of insurance to which either the Company is a party or under which either the Company, or any director of the Company, is or has been covered at any time since incorporation of the Company; and (ii) any statement by the auditor of the

Company's financial statements with regard to the adequacy of such entity's coverage or of the reserves for claims.

                        (c) SCHEDULE 5.23C sets forth (i) any contract or arrangement, other than a policy of insurance, for the transfer or sharing of any risk by the Company or (ii) all obligations of the Company to third parties with respect to insurance (including such obligations under leases and service agreements) and identifies the policy under which such coverage is provided.

                  5.24. Compliance with Laws. Except as disclosed in SCHEDULE 5.24, the Company since its incorporation has not engaged in and is not engaging in any activity or omitting to take any action that is or creates a violation of any law, statute, ordinance, or regulation applicable to the Company, its business or its assets.

                  5.25. Product Warranty. Each product manufactured, sold, leased or delivered in connection with the operation of the Company's business is in conformity with all applicable contracts and all express and implied warranties, and the Company has no liability (and to the Company's knowledge there is no basis for any assertion of liability) for replacement or repair thereof or other damages in connection therewith.

                  5.26. Product Liability. The Company has no liability (and to the Company's knowledge there is no basis for any assertion of liability) arising from any claims related to the manufacture, sale or supply of the Company's products, including, but not limited to, claims of professional negligence, manufacturing negligence or improper workmanship, or claims in whole or in part premised upon product liability.

                  5.27. Compliance with the Immigration Reform and Control. To the knowledge of the Company, the Company is in full material compliance with and has not materially violated the terms and provisions of the Immigration Reform and Control Act of 1986, and all related regulations promulgated thereunder (the "Immigration Laws"). With respect to each employee (as defined in Section 274a.1(f) of Title 8, Code of Federal Regulations) of the Company for whom compliance with the Immigration Laws by an employer (as defined in Section 274a.1(g) of Title 8, Code of Federal Regulations) is required, the Company, upon request of Buyer, will make available to Buyer prior to the Closing Date such employee's Form I-9 (Employment Eligibility Verification Form) and all other records, documents or other papers which are retained with the Form I-9 by the employer pursuant to the Immigration Laws.

                  5.28. Transactions with Related Parties. SCHEDULE 5.28 sets forth all:

                        (a) Current agreements or transactions between the Company and (i) any director, officer, stockholder or Affiliate of the Company, or (ii) any relative or spouse (or relative of such spouse) of any such director, officer, stockholder or Affiliate (such persons in (i) and (ii) being referred to herein as a "Related Party" or collectively as the "Related Parties").

                        (b) To the Company's knowledge, no Related Party is a director or officer of, or has any direct or indirect interest in (other than the ownership of not more than 5% of the publicly traded shares of), any person or entity which is a supplier, vendor, landlord, sales agent or competitor of the Company;

                        (c) No Related Party owns or has any interest in, directly or indirectly, in whole or in part, any tangible or intangible property used in the conduct of the Company's business.

                        (d) Other than expense advance reimbursements not exceeding $2,000 in the aggregate and compensation, no stockholder owes any money or other amounts to, nor is any stockholder owed any money or other amounts by, the Company;

                        (e) The Company does not currently, directly or indirectly, guarantee or assume any indebtedness for borrowed money or otherwise for the benefit of any Related Party; and

                        (f) The Company does not have an agreement to make any loans, payments or transfers of the Company's assets to any Related Party.

                  5.29. Corporate Records. Attached to SCHEDULE 5.29 hereto are true and complete copies of (i) the Certificate of Incorporation of the Company, with all amendments thereto, certified by the appropriate official, and (ii) the Bylaws of the Company, certified by the Secretary of the Company. The minute books of the Company since incorporation, heretofore made available to Buyer for examination, are complete and accurately reflect the stock ownership of the Company, the transfer of any shares of capital stock of the Company, and all proceedings of the shareholders and directors and all committees thereto of the Company.

                  5.30. Undisclosed Liabilities. Except for (w) liabilities and obligations which are insured against (subject to immaterial deductibles) or as to which the Company is entitled to be indemnified, (x) liabilities and obligations reflected on the Company's balance sheet as at December 31, 1997 included in the Financial Statements or the Schedules hereto, (y) obligations arising in the ordinary course pursuant to Contracts (but excluding those arising as a result of the breach of a Contract) and (z) liabilities and obligations arising since December 31, 1997 in accordance with this Agreement, the Company has no material liabilities or obligations of any kind, fixed, or contingent.

                  5.31. Indebtedness. Except for the Indebtedness listed on
SCHEDULE 5.31, the Company has no liabilities or obligations in respect of borrowed money.

                  5.32. Correctness of Representations. No representation or warranty of the Company in this Agreement, the other Acquisition Documents, or in any Exhibit or certificate or furnished pursuant hereto or thereto, contains, or on the Closing Date will contain, any untrue statement of material fact or omits, or on the Closing Date will omit, to state any fact necessary in order to make the statements contained therein not misleading in any material respect, and all such statements, representations, warranties, Exhibits, certificates, and Schedules shall be true and complete in all material respects on and as of the Closing Date as though made on that date. True copies of all written mortgages, indentures, notes, leases, agreements, plans, Contracts, and other instruments listed on the Schedules pursuant to this Agreement have been (or will be prior to the Closing
Date) delivered to Buyer.

                  5.33. Definition of "Knowledge". The phrases "to the knowledge of the Company", "the Company has not received notice", "to the Company's knowledge", "the Company has not been notified" and any other similar phrases as used in this Article 5 refer to the knowledge, after due inquiry, of Carl Edward Boardwine, Myles Cowan and Dwight Goff.

                  5.34. Unclaimed Property. The Company has complied in all material respects with any applicable unclaimed property escheat, or similar law, and has no material liability under any such law.

                                    ARTICLE 6
                  REPRESENTATIONS AND WARRANTIES OF SELLERS

                  Each Seller, severally but not jointly, represents and warrants to Buyer as follows:

                  6.1. Authority. Such Seller has all requisite power and authority or (in the case of any Seller who is a natural person) all requisite capacity to enter into and perform its obligations under the Acquisition Documents and to consummate the transactions contemplated therein, and each of the Acquisition Documents to which such Seller is a party has been duly executed and delivered by such Seller pursuant to any necessary authorization. Each of the Acquisition Documents to which such Seller is a party constitutes the legal, valid and binding obligation of such Seller enforceable against such Seller in accordance with its terms, except to the extent that enforceability thereof may be limited by: (i) applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or similar laws from time to time in effect affecting generally the enforcement of creditors' rights and remedies; and (ii) general principles of equity, including, without limitation, principles of reasonableness, good faith and fair dealing (regardless of whether enforceability is considered in a proceeding at law or in equity).

                  6.2. Title. Such Seller is, directly or indirectly, the record and beneficial owner of the Shares and/or the Options set forth opposite such Seller's name on SCHEDULE 2.2 free and clear of any Lien, and, upon delivery of and payment for the Shares and/or the Options as herein provided, such Seller shall convey to Buyer valid and marketable title thereto, free and clear of any and all Liens. Such Seller has no interest in any shares of capital stock, or any rights to acquire shares of capital stock, of the Company, except as set forth on SCHEDULE 2.2. No other person or entity, including

Affiliates of such Seller shall to the best knowledge of such Seller, as of the Closing Date, have any rights in, to or under the Shares or the Options.

                  6.3. Broker or Finders. Except as set forth in Section 5.19, no broker or finder is entitled to any brokerage or other fee from Buyer or the Company based upon arrangements made by or on behalf of such Seller in connection with the transactions contemplated hereby.

                  6.4. No Violation. The execution, delivery and performance by the Sellers of this Agreement and the transactions contemplated hereby (including under the Acquisition Documents), do not and will not conflict with or result in, with or without the giving of notice or lapse of time or both, any violation of or constitute a breach or default, or give rise to any right of acceleration, payment, cancellation or termination, under (a) any agreement or other instrument to which any Seller is a party or by which any Seller is bound, or (b) any order, judgment or decree of any court or other governmental or regulatory authority to which any Seller is bound or subject, or (c) any Legal Requirement applicable to any Seller.

                  6.5. Third Party Approvals. Except as set forth on SCHEDULE 6.5, the execution, delivery and performance by the Sellers of this Agreement and the transactions contemplated hereby (including under the Acquisition Documents) do not require any consents, waivers, authorizations or approvals of any third persons or entities which have not been obtained by the Sellers. Any consent or approval required to be obtained from the Company to effect the transfer of the Shares and Options in accordance with the terms of this Agreement is hereby waived by the Sellers and the Company (including, without limitation, the required consents and approvals under the Shareholders Agreement dated February 9, 1995 by and among the Company, Capital One Investors, Charter Oak Partners and Carl Edward Boardwine, and the Subscription Agreements of the Sellers), but such waiver is effective only in respect to the transfers contemplated by this Agreement.

                  6.6. Sale of Shares. Except as otherwise expressly provided for in this Agreement, such Seller will not, prior to termination of this Agreement pursuant to the terms hereof or consummation of the transactions contemplated herein, make or agree to any transfers of his or its respective Shares or Options or exercise or agree to exercise his Options.

                  6.7. Foreign Status. Such Seller is not a "foreign person" within the meaning of Section 1445(b)(2) of the Code and will deliver to Buyer prior to Closing certification of non-foreign status meeting the requirements of Treasury Regulation Section 1.1445-2(b)(2)(iii).

                                    ARTICLE 7
                  REPRESENTATIONS AND WARRANTIES OF BUYER

                  The Buyer represents and warrants to the Company and each Seller that:

                  7.1. Incorporation and Corporate Authority. Buyer has been duly incorporated and is validly existing and in good standing under the laws of the State of Georgia with all requisite corporate power and authority to enter into this Agreement and perform its obligations hereunder.

                  7.2. Binding Obligation. Buyer has full power and authority to enter into each of the Acquisition Documents to which it is a party and to consummate the transactions contemplated thereby. The execution, delivery and performance by Buyer of each of the Acquisition Documents to which it is a party have been duly and validly authorized and approved by all necessary action on the part of Buyer. Each of the Acquisition Documents to which Buyer is a party, assuming such Acquisition Document constitutes a valid and binding obligation of the other parties thereto, constitutes the legal, valid and binding obligation of the Buyer, enforceable against the Buyer in accordance with its terms, except to the extent that the enforceability thereof may be limited by: (i) applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or similar laws from time to time in effect affecting generally the enforcement of creditors' rights and remedies; and (ii) general principles of equity, including, without limitation, principles of reasonableness, good faith and fair dealing (regardless of whether enforcement is sought in equity or at law).

                  7.3. No Defaults or Conflicts. The execution and delivery of each of the Acquisition Documents to which Buyer is a party and performance by Buyer of its obligations thereunder have been duly authorized by all necessary corporate action on the part of Buyer and: (i) do not and, on the Closing Date, will not result in any violation of the charter or by-laws or other constituent documents of Buyer; and (ii) on the Closing Date, will not conflict with, or result in a breach of any of the terms or provisions of, or constitute a default under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of Buyer (except for such conflicts, breaches or defaults or liens, charges or encumbrances as would not adversely affect the consummation of the transactions contemplated hereby) under: (A) any indenture, mortgage, lease or loan or any other agreement or instrument to which the Buyer is a party or by which either of them may be bound or to which any of their respective properties may be subject; or (B) any existing applicable law, rule, regulation, judgment, order or decree of any Governmental Authority having jurisdiction over Buyer or any of their respective properties, other than such conflicts, breaches and defaults as would be waived or avoided by the consents, approvals and notices, which are described in Section 7.4.

                  7.4. No Governmental Authorization or Consents Required. Other than consents required under the HSR Act, as of the Closing Date, no consent, authorization or approval or other action by, and no notice to or declaration, filing or registration with, any

Governmental Authority or any third party will be required to be obtained or made by Buyer in connection with the due execution and delivery and performance by Buyer of this Agreement or the consummation by Buyer of the transactions as contemplated hereby.

                  7.5. No Actions, Suits or Proceedings. There is no action, suit or proceeding pending against, nor, to Buyer's knowledge, threatened against Buyer before any Governmental Authority which questions the validity or legality of this Agreement or of the transactions contemplated hereby or which seeks to prevent the consummation of the transactions contemplated hereby.

                  7.6. Investment Purpose. Buyer is buying the Shares for investment only and not with a view to resale in connection with any distribution of any of the Shares except in compliance with the Securities Act, and all other applicable securities laws. Buyer understands that the Shares have not been registered under the Securities Act or under the securities laws of any state and that the Shares may not be sold, transferred, offered for sale, pledged, hypothecated or otherwise disposed of in the absence of an effective registration under the Securities Act except pursuant to a valid exemption from such registration. Buyer is an "accredited investor" as defined in Rule 501(a) under the Securities Act.

                  7.7. Sufficient Funds. Buyer will have on the Closing Date sufficient funds to purchase all of the Shares in accordance with the terms of this Agreement.

                  7.8. Solvency. Upon the consummation of the transactions contemplated by this Agreement, neither Buyer nor the Company will be insolvent and each of them will continue to be able to pay their respective debts as they mature and will have sufficient capital to be engaged in their respective businesses as presently conducted.

                  7.9. No Broker. No broker, finder, agent or similar intermediary has acted for or on behalf of Buyer or an Affiliate in connection with this Agreement, the Acquisition Documents or the transactions contemplated hereby or thereby, and no broker, finder, agent or similar intermediary is entitled to any broker's, finder's or similar fee or other commission in connection therewith based on any agreement, arrangement or understanding with Buyer or an Affiliate or any action taken by either of them.

                                    ARTICLE 8
                                    COVENANTS

                  The parties hereto covenant and agree as follows:

                  8.1. Conduct of Business. Except as contemplated by this Agreement, during the period from the date of this Agreement to the Closing Date, the Company shall:

                       (a) operate the business substantially as previously operated and only in the regular and ordinary course;

                        (b) not purchase or acquire any assets or properties, whether real or personal, tangible or intangible, and not sell or otherwise dispose of any real or personal property or asset, except in the ordinary course of business and consistent with past practices;

                        (c) use reasonable efforts to maintain its assets in their present order and condition, reasonable wear and use excepted;

                        (d) maintain all policies of insurance in amounts and on terms substantially equivalent to those in effect on the date hereof;

                        (e) comply with all laws applicable to the Company and the conduct of its business where the failure to so comply would have a Material Adverse Effect;

                        (f) maintain the books and records of the Company in the usual, regular, and ordinary manner and prepare and file all foreign, federal, state, and local tax returns and amendments thereto required to be filed by the Company after taking into account any extensions of time granted by such taxing authorities on a basis consistent with past practices;

                        (g) use reasonable efforts to preserve the goodwill and patronage of its customers, Employees, suppliers and others having a business relationship with the Company;

                        (h) not, without the prior written consent of Buyer, take any of the actions described in Section 5.4 hereof; and

                        (i) use reasonable efforts to obtain the consent of the IDB to construct a fourth furnace.

                  8.2.  Access to Information; Confidentiality.

                        (a) During the period from the date of this Agreement to the Closing Date, the Company shall, during regular business hours and upon reasonable written request, give Buyer, its lenders, counsel, accountants and other authorized representatives reasonable access to all books and records, offices, facilities, properties, vendors and customers of the Company, and shall furnish such persons with all information (including financial and operating data) concerning the Company as they reasonably may request; provided, however, that any such access shall not unreasonably interfere with the business or operations of the Company. Requests for such information shall be coordinated with the Company's designated representatives.

                        (b) Any information provided to or obtained by Buyer or its financing sources, accountants counsel, representatives and agents pursuant to paragraph (a) above shall be "Information" as defined under the Confidentiality

Agreement, dated October 1, 1997, between the Company and Buyer (the "Confidentiality Agreement"), and shall be held by Buyer or its financing sources, accountants counsel, representatives and agents in accordance with and be subject to the terms of the Confidentiality Agreement.

                       (c) Buyer agrees to be bound by and comply with the provisions set forth in the Confidentiality Agreement as if such provisions were set forth herein, and such provisions are hereby incorporated herein by reference.

                       (d) Buyer shall indemnify the Seller and the Company and hold the Seller and the Company harmless from and against any and all claims, demands, causes of action, losses, damages, liabilities, costs and expenses (including, without limitation, attorneys' fees and disbursements) suffered or incurred by the Sellers or the Company arising out of or in connection with any inspection or other activities conducted by Buyer or Buyer's authorized representatives pursuant to this Section 8.2.

                  8.3. Further Assurances. Each of the parties hereto shall execute such documents and other papers and perform such further acts as may be reasonably required to carry out the provisions hereof and the transactions contemplated hereby. Subject to such party's right to terminate this Agreement pursuant to Article 11 hereof, each party shall do all things reasonably necessary to effect the consummation of the transactions contemplated by this Agreement. Each such party shall, on or prior to the Closing, use its best efforts to fulfill or obtain the fulfillment of the conditions precedent to the consummation of the transactions contemplated hereby, including the execution and delivery of any documents, certificates, instruments or other papers that are reasonably required for the consummation of the transactions contemplated hereby. Each party shall promptly notify each of the other parties of any action, suit, or proceeding that shall be instituted or threatened against such party to restrain, prohibit, or otherwise challenge the legality of any transaction contemplated by this Agreement.

                  8.4. Notice of Events. During the period from the date of this Agreement to the Closing Date, the Company shall give prompt notice to Buyer, and Buyer shall give prompt notice to the Company, of: (i) the occurrence or non-occurrence of any event of which it has knowledge, the occurrence or non-occurrence of which would be likely to result in any of the conditions specified in (x) in the case of the Buyer, Sections 9.1 and 9.4, or (y) in the case of the Company, Sections 10.1 and 10.4, not being satisfied so as to permit the consummation of the transfer of Shares in accordance with the time schedule contemplated by this Agreement; and (ii) any material failure on its part, or on the part of the other party hereto of which it has knowledge, to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by it hereunder; provided, however, that the delivery of any notice pursuant to this Section 8.4 shall not limit or otherwise affect the remedies available hereunder to any party. Without in any way limiting the foregoing, during the period from the date of this Agreement to the Closing Date, the Company shall promptly notify Buyer in writing of any Material Adverse Effect, any material damage to or loss of any of the Company's assets (whether owned or leased), or the institution of or, if known by the Company, the overt threat in writing of institution of legal, administrative, or other proceedings against the Company, except that if the Closing occurs and the Company or the Sellers have excluded the matters covered by such notice from the coverage of the Certificates delivered to Buyer pursuant to Section 9.1 or 9.2, Buyer shall have no available remedy with respect to such matters.

                  8.5. Indemnification. Subject to obtaining Releases from all current directors of the Company, and from all Sellers, Buyer agrees that all rights to indemnification and exculpation from liability for acts or omissions occurring prior to the Closing Date now existing in favor of the current or former directors, officers or employees acting as fiduciaries for any 401(k) plan of the Company, as provided in the certificate of incorporation or by-laws, or under any document or agreement relating to any Benefit Plan to which it is a party, shall survive the Closing Date and shall continue in full force and effect in accordance with their respective terms for a period of not less than three (3) years and six (6) months after the Closing Date. As of the Closing Date, Buyer shall, without any further action, be jointly and severally liable with the Company for all obligations of the Company with respect to such indemnification and exculpation from liability as are provided for in this
Section 8.5.

                  8.6. Filings and Authorizations. Each of the Company and Buyer within five (5) Business Days of the date hereof, shall, if required, file or supply, or cause to be filed or supplied, all notifications and information required to be filed or supplied pursuant to the HSR Act in connection with the sale and transfer of the Shares pursuant to this Agreement and consummation of the other transactions contemplated hereby, and request early termination of the waiting period under the HSR Act. Each of the Company and Buyer, as promptly as practicable, shall (a) make, or cause to be made, all such other filings and submissions under laws, rules and regulations applicable to it, or to its subsidiaries and Affiliates, as may be required for it to consummate the transfer of Shares and other transactions contemplated hereby in accordance with the terms of this Agreement; (b) use its best efforts to obtain, or cause to be obtained, at its sole cost and expense, all authorizations, approvals, consents and waivers from all persons and Governmental Authorities necessary or appropriate (as determined in the reasonable judgment of the other party) to be obtained by it, or its subsidiaries or Affiliates, in order for it so to consummate such transactions; and (c) use its best efforts to take, or cause to be taken, all other action necessary, proper or advisable in order for it to fulfill its obligations hereunder. The Company, the Sellers and Buyer shall coordinate and cooperate with one another in exchanging such information and supplying such reasonable assistance as may be reasonably requested by each in connection with the foregoing.

                  8.7. Tax Matters.

                       (a) Buyer will cause the Company to file a federal income Tax Return for the period from January 1, 1998 through the Closing Date. Buyer and the Company shall prepare or cause to be prepared and file or cause to be filed all Tax Returns for the Company for all periods ending on or prior to the Closing Date that are filed after the Closing Date. Buyer shall deliver to Sellers drafts of each such Tax Return (and supporting work papers) at least 60 days prior to the due date for such Tax Return

(provided that with respect to the Tax Return for 1997, if not previously filed, and the period ending on the Closing Date, Buyer shall deliver to the Sellers such draft within thirty (30) days after final determination of the Closing Balance Sheet and the Adjustment Amount) and shall permit Sellers to review and comment on each such Tax Return and shall not file any such Tax Return without incorporating Sellers' reasonable requests for changes therein. Buyer shall cause the Company to file such Tax Returns within fifteen (15) days after agreement on such proposed changes. Sellers shall reimburse Buyer for (or Buyer or the Company shall refund to Sellers the amount of) Taxes of the Company with respect to such periods within fifteen (15) days after payment by Buyer or the Company after the Closing Date of such Taxes (or within fifteen (15) days after the date Buyer or the Company files such Tax Return) to the extent such Taxes exceed (or are less than) the sum of (i) Taxes paid with respect to the periods covered by such Tax Returns prior to or on the Closing Date and (ii) any accrual or reserve for Tax liability (rather than any reserve for deferred Taxes established to reflect timing differences between book and Tax income) contained in the Closing Balance Sheet. Buyer, the Company and Sellers agree that all Tax Returns filed pursuant to this paragraph (a) or the succeeding paragraph (b) shall be filed on the basis that a compensation deduction relating to amounts paid to employees in respect of the Option exercise and the Bonus shall be allocable only to the period that ends on the Closing Date (or the portion ending on the Closing Date of any period that includes, but does not end on, the Closing Date).

                        (b) Buyer and the Company shall prepare or cause to be prepared and file or cause to be filed any Tax Returns of the Company for Tax periods which begin before the Closing Date and end after the Closing Date. Buyer shall deliver to Sellers drafts of each such Tax Return (and supporting work papers) at least 60 days prior to the due date of such Tax Return, and shall permit Sellers to review and comment on each such Tax Return and shall not file any such Tax Return without incorporating Sellers' reasonable requests for changes therein. Sellers shall pay to Buyer (or Buyer or the Company shall refund to Sellers) within fifteen (15) days after the date on which Taxes are paid with respect to such periods an amount equal to the portion of such Taxes which relates to the portion of such Taxable period ending on the Closing Date to the extent such Taxes exceed (or are less than) (i) Taxes paid with respect to the periods covered by such Tax Returns prior to or on the Closing Date and
(ii) any accrual or reserve for Tax Liability (rather than any reserve for deferred Taxes established to reflect timing differences between book and Tax income) shown on the face of the Closing Balance Sheet. For purposes of this Section, in the case of any Taxes that are imposed on a periodic basis and are payable for a Taxable period that includes (but does not end on) the Closing Date, the portion of such Tax which relates to the portion of such Taxable period ending on the Closing Date shall (x) in the case of any Taxes other than Taxes based upon or related to income or receipts, be deemed to be the amount of such Tax for the entire Taxable period multiplied by a fraction the numerator of which is the number of days in the Taxable period ending on the Closing Date and the denominator of which is the number of days in the entire Taxable period, and
(y) in the case of any Tax based upon or related to income or receipts be deemed equal to the amount which would be payable if the relevant Taxable period ended on the Closing Date. Any credit relating to a Taxable period that begins before and ends after the Closing Date shall be taken into account as though the relevant Taxable period ended on the Closing Date. All determinations necessary to give effect to the foregoing allocations shall be made in a manner consistent with prior practice of the Company. On and after the Closing Date, Buyer shall be liable for, and shall hold the Sellers harmless against, any and all Taxes due or payable by the Company related to periods that begin after the Closing Date and the portion beginning on the day after the Closing Date of any period that includes (but does not end on) the Closing Date.

                        (c) (i)   Buyer, the Company and Sellers shall cooperate
fully, as and to the extent reasonably requested by the other party, in connection with the filing of Tax Returns pursuant to this Section and any audit, litigation or other proceeding with respect to Taxes. Such cooperation shall include the retention and (upon the other party's request) the provision of records and information which are reasonably requested by another party and making employees available on a mutually convenient basis to provide additional information and explanation of any material provided hereunder. Buyer, the Company and Sellers agree (A) to retain all books and records with respect to Tax matters pertinent to the Company relating to any taxable period beginning before the Closing Date until the expiration of the statute of limitations (and, to the extent notified by Buyer or Sellers, any extensions thereof) of the respective taxable periods, and to abide by all record retention agreements entered into with any taxing authority, and (B) to give the other party reasonable written notice prior to transferring, destroying or discarding any such books and records and, if the other party so requests, the Company or Sellers, as the case may be, shall allow the other party to take possession of such books and records.

                            (ii)  Buyer, the Company and Sellers further agree,
upon request, to use all commercially reasonable efforts to obtain any certificate or other document from any governmental authority or any other Person as may be necessary to mitigate, reduce or eliminate any Tax that could be imposed (including, but not limited to, with respect to the transactions contemplated hereby).

                            (iii) Buyer, the Company and Sellers further agree,
upon request, to provide the other party with all information that either party may be required to report pursuant to Section 6043 of the Code and all Treasury Department Regulations promulgated thereunder.

                        (d) To the extent the Tax Return for the period ending on the Closing Date reflects a net operating loss, Buyer agrees to cause the Company, to the maximum extent permitted by law, to carry-back any such net operating loss and promptly seek a refund for Taxes for periods prior to the Closing Date by preparing appropriate claims for refund. To the extent that such claims for refund result in a refund by a taxing authority to the Company of any amount, , the Company shall pay such amount to Sellers within five (5) days after receipt thereof, together with any interest actually received from the taxing authority.

                        (e) Any payment by Sellers to Buyer pursuant to this
Section 8.7 shall be made from the Escrow Account and shall be subject to (and included in) the Maximum Amount, but shall not be included in the Threshhold Amount described in Section 12.7(a).

                  8.8. Severance. Buyer agrees that, for a period of one year after the Closing Date, if any employee not covered by an existing collective bargaining agreement with the Company other than an officer is (a) terminated as determined in the Buyer's sole discretion (other than for cause relating to that employee's failure to perform duties) or (b) resigns because such employee was required to transfer to a work location more than 50 miles from that employee's current work location, the employee shall receive, and the Buyer shall pay, as severance the following: the greater of (a) one week of severance pay per year of service, or (b) severance pay equal to payment of base pay (i.e., wages for 40 hours of employment per week based on the employee's wage scale as of the employee's termination of employment) for the balance of the period until the six month anniversary of the Closing Date. Health and life insurance programs and pension benefit accruals will continue during the period of severance payments to the extent permitted by law and by the terms of the applicable plan documents and to the extent the terminated employee pays any insurance premiums applicable to their continued participation in such plans. Any employee covered by this Section 8.8 shall be an intended third party beneficiary of this Agreement.

                  8.9. Sales and Transfer Taxes. All transfer taxes (including all stock transfer taxes, if any) exclusive of income taxes incurred in connection with this Agreement and the transactions contemplated hereby will be borne fifty (50%) percent by Sellers and fifty (50%) percent by Buyer. Buyer and Sellers shall cooperate to file all necessary tax returns and other documentation with respect to all such transfer taxes and, if required by applicable law, Buyer and Sellers shall join in the execution of any such tax return or other documentation.

                  8.10. Public Announcements. The Company, the Sellers and Buyer shall consult with each other before issuing any press release or otherwise making any public statement or filings with governmental entities with respect to this Agreement or the transactions contemplated hereby, and shall not issue any such press release or make any such public statement or filing without prior approval thereof by the other parties, which approval shall not be unreasonably withheld or delayed. The parties shall not issue any press release or public statement (other than pursuant to the HSR Act) prior to the Closing. In no event shall Buyer disclose any of the terms or conditions of this Agreement (including, without limitation, the identity of any of the Sellers or the allocation of the Purchase Price among them, or any other matter relating to their affairs) to anyone other than its lenders, advisors or representatives without the prior written approval of the Company or the Sellers. Nothing in this Section 8.10 shall prevent such disclosure by Buyer, and the Company or the Sellers with respect to this Agreement and the transactions contemplated hereby as Buyer, the Company or the Sellers may be required to make by applicable law; provided, however, that the party required to make such disclosure shall give prompt notice to the other parties hereto of the nature of the requirement, the identity of the person or persons to whom such disclosure is required to be made and the information so disclosed.

                  8.11. Records. With respect to the financial books and records and minute books of the Company relating to matters on or prior to the Closing
Date: (a) for a period of ten years after the Closing Date, Buyer shall not cause or permit their destruction or disposal except for a transfer that may be required in the event of a sale of stock of the Company to a party that will assume Buyer's obligations under this Agreement, without first offering to surrender them to the Sellers, and (b) where there is legitimate purpose, including, without limitation, an audit of any of the Sellers by the IRS or any other taxing authority, Buyer shall allow the Sellers and their respective representatives or agents, during regular business hours, access to such books and records and the ability to inspect and copy same or (if required) obtain the originals thereof.

                  8.12. No Section 338 Election; Certain Transactions Prohibited. Neither Buyer nor any Affiliate thereof shall make an election under
Section 338 of the Code or any similar provision of state or local law, in respect of the purchase of the Shares or the other transactions contemplated by this Agreement. In addition, neither Buyer nor any Affiliate thereof shall cause the Company to engage in any transaction (including, without limitation, the merger of the Company with a direct or indirect subsidiary of Buyer) that could cause the purchase of the Shares or the other transactions contemplated by this Agreement to be treated as a purchase or sale of assets of the Company.

                  8.13. WARN Act Notice. Buyer shall be solely responsible for providing any notice required under the Worker Adjustment and Retraining Notification Act and shall indemnify and hold Sellers harmless from any liability arising from any failure of the Buyer to comply fully with the requirements of such Act.

                  8.14. Other Transactions. The Company shall deal exclusively and in good faith with Buyer with regard to the transactions contemplated by this Agreement and will not, and will direct its officers, directors, financial advisors, accountants, agents, and counsel not to, (i) solicit submission of proposals or offers from any person other than Buyer relating to any acquisition of all or any part of the Shares or the Options or any acquisition of substantially all of the assets of the Company (an "Acquisition Proposal"), or
(ii) participate in any discussions or negotiations regarding, or furnish any non-public information to any other person contemplating an Acquisition Proposal regarding the Company or its business other than Buyer and its representatives or otherwise cooperate in any way or assist, facilitate, or encourage any Acquisition Proposal by any person other than Buyer.

                  8.15. Supplemental Disclosure. The Company shall have the continuing obligation up to and including the Closing Date to supplement promptly or amend the Schedules with respect to any matter hereafter arising or discovered which, if existing or known at the date of this Agreement, would have been required to be set forth or listed in the Schedule; provided, however, that for the purpose of the rights and obligations of the parties hereunder, any such supplemental disclosure shall not be deemed to have been disclosed as of the date of this Agreement unless so agreed to in writing by Buyer. A breach of this covenant shall not in and of itself constitute a breach which would entitle the Buyer to terminate this Agreement pursuant to
Section 11.1(a)(iii) hereof.

                  8.16. Contracts and Capital Expenditures. Except for the capital expenditures related to the gantry crane reflected on SCHEDULE 5.12B, the Company shall cause its management to discuss with Buyer any significant Contract to be executed, or any proposed significant capital expenditure to be made prior to the Closing Date prior to entering into any contract (including any Contract relating to any commitment described in SCHEDULE 5.12B other than the commitments with respect to the gantry crane) or commitment for such capital expenditure, other than emergency capital expenditures. No significant capital expenditure (other than emergency capital expenditures and expenditures related to the gantry crane) shall be made by the Company prior to the Closing Date without the prior written consent of Buyer, which consent shall not be unreasonably withheld or delayed. The Company will promptly notify Buyer of the nature and extent of emergency capital expenditures or gantry crane capital expenditures made by the Company without the prior written consent of Buyer.

                  8.17. Discharge of Liens and Encumbrances. All Liens that are not Permitted Encumbrances, and all Liens that evidence Indebtedness which is to be paid off at Closing, or the existence or persistence of which the Buyer expressly waived in writing, shall be satisfied, terminated, and discharged by the Company on or prior to the Closing Date and evidence reasonably satisfactory to Buyer and its counsel of such satisfaction, termination, and discharge shall be delivered to Buyer at or prior to the Closing.

                  8.18. Environmental Fines. The Company shall upon demand, promptly (but not before due) pay all fines, penalties, and assessments due on or before the Closing ("Environmental Fines") that the Company is not disputing in good faith and by appropriate proceedings, and that are attributable to (a) the Company's operation of Equipment which was not in compliance with applicable Environmental Laws, (b) the Company's failure to possess all required Environmental Permits, or (c) violation of applicable Environmental Laws; such Environmental Fines shall be paid directly to any agency enforcing compliance with such Environmental Laws and Environmental Permits.

                  8.19. Payment of Bonus. The Buyer shall pay the Bonus within thirty (30) days of the Closing Date or such other date as mutually agreed upon by the Buyer and the employees receiving any portion of the Bonus.

                  8.20. Financing Cooperation. The Company and management of the Company shall cooperate (and the Sellers shall cause the Company and management of the Company to cooperate) in all reasonable respects with the Buyer and the Buyer's agents to facilitate the consummation of the financing conducted by Buyer (the expense of such cooperation to be borne by the Buyer), including without limitation, the preparation of any offering memorandum, any audited financial statements, and any marketing efforts necessary in connection with the financing.

                  8.21. Asset Appraisal. Buyer shall deliver the asset appraisal to the parties referenced in the commitment letter dated the date hereof between Buyer and NationsBank, N.A. and NationsBanc Montgomery Securities LLC on or before March 13, 1998.

                                    ARTICLE 9
                  CONDITIONS PRECEDENT TO OBLIGATIONS OF BUYER

                  The obligation of Buyer under this Agreement to consummate the purchase of the Shares and Options at the Closing shall be subject to the satisfaction, at or prior to the Closing, of all of the following conditions, any one or more of which (other than performance and compliance by all of the Sellers as required by Section 9.2 which waiver requires the approval of the other Sellers to be effective) may be waived in writing, in whole or in part, by
Buyer:

                  9.1. Representations and Warranties Accurate. All representations and warranties of the Company and the Sellers contained in Articles 5 and 6 shall be true and correct in all material respects (except that representations and warranties qualified by materiality or Material Adverse Effect shall be true and correct in all respects) on and as of the Closing Date with the same force and effect as though such representations and warranties had been made on and as of the Closing Date. Buyer shall have received certificates dated as of the Closing Date executed by an authorized officer of the Company (in the case of Article 5) and each of the Sellers (in the case of Article 6) to such respective effect.

                  9.2. Performance. The Company and each of the Sellers, respectively, shall have performed and complied with, in all material respects, all agreements, covenants and conditions required by this Agreement to be performed and complied with by them prior to or on the Closing Date, and Buyer shall have received certificates, dated as of the Closing Date, executed by an authorized officer of the Company and each of the Sellers, to such respective effect.

                  9.3. Opinion of Counsel. Buyer shall have received the Company Opinion dated the Closing Date.

                  9.4. HSR Act; Authorizations; Consents; Legal Prohibition.

                       (a) With respect to the transactions contemplated hereby, all applicable waiting periods under the HSR Act shall have expired or been terminated.

                       (b) Buyer shall have obtained all governmental authorizations, approvals, orders, consents and waivers, the lack of which prior to the Closing, under any applicable law, rule or regulation, would render legally impermissible the purchase hereunder of the Shares by Buyer.

                       (c) The Sellers and the Company shall have obtained or made all governmental authorizations, approvals, orders, consents, waivers and filings, the lack of which prior to the Closing, under any applicable law, rule or regulation, would render legally impermissible the sale hereunder of the Shares by the Sellers.

                       (d) Buyer shall have received a true and correct copy of each consent and waiver identified on any Schedule hereto as being requested by Buyer that is (i) required for the transfer of the Shares or (ii) otherwise required for the execution, delivery and performance of this Agreement and the other Acquisition Documents by the Company and the Sellers.

                       (e) On the Closing Date, there shall exist no, injunction or other order issued by a court of competent jurisdiction, regulation or legislation, which would prohibit the purchase and sale of any of the Shares contemplated by this Agreement.

                  9.5. Incumbency. Buyer shall have received a certificate of incumbency of the Company executed by an executive officer and Secretary or Assistant Secretary of the Company listing the officers of the Company authorized to execute this Agreement and the other Acquisition Documents to which the Company is a party and all instruments on behalf of the Company and certifying the authority of each such officer to execute the agreements, documents, and instruments on behalf of the Company in connection with the consummation of the transactions contemplated herein.

                  9.6. Certified Resolutions. Buyer shall have received a certificate of the Secretary or Assistant Secretary of the Company containing a true and correct copy of the resolutions duly adopted by the board of directors of the Company, approving and authorizing this Agreement and each other Acquisition Document to which the Company is a party and the transactions contemplated hereby and thereby. The Secretary or Assistant Secretary of the Company shall also certify that such resolutions have not been rescinded, revoked, modified, or otherwise affected and remain in full force and effect.

                  9.7. Basic Corporate Documents. The Company shall have delivered to Buyer on the Closing Date a certified copy from the Secretary of State of Delaware of the Company's Certificate of Incorporation dated within twenty (20) days prior to the Closing Date and certificates from the Secretaries of State in each jurisdiction listed on SCHEDULE 5.1A, indicating that, as of a date within twenty (20) days prior to the Closing Date, the Company was in good standing and had paid all taxes required to have been paid as of such date.

                  9.8. No Adverse Change. Since December 31, 1997, there shall not have been any change in the Company as would have a Material Adverse Effect, and Buyer shall have received a certificate dated as of the Closing Date, executed by an authorized officer of the Company to such effect.

                  9.9. Acquisition Documents. Buyer shall have received the Acquisition Documents to which the Company or the Sellers are a party, executed by the Company and/or the Sellers as applicable.

                  9.10. Releases. Buyer shall have received executed Releases from each of the Sellers and each of the current directors of the Company.

                  9.11. Termination of Agreements. Buyer shall have received executed written terminations of all guarantees of the Company and all agreements between the Company and any Seller, any Affiliate of a Seller, or any employee of the Company, including, without limitation the Contracts listed on
SCHEDULE 5.28 (except for the Company's agreement with Paul Selmon dated January 27, 1998 and the Company's agreement with Gene Simms dated January 22, 1998).

                  9.12. Substitute Letter of Credit. Buyer shall have received from the Trustee and the Bondholder a waiver of the timing requirements for substitution of a letter of credit pursuant to Section 5.4 of the Loan Agreement by and among State Industrial Development Authority, as lender, and SIMCALA, Inc. and The Industrial Development Board of the City of Montgomery, as borrowers, dated as of January 1, 1995, relating to $6,000,000 State Industrial Development Authority Taxable Industrial Revenue Bonds (SIMCALA, Inc. Project) Series 1995 (the "Loan Agreement"); provided, however, Buyer shall be responsible for satisfying or causing to be satisfied the requirements of
Section 5.4(c) and (d) of the Loan Agreement.

                  9.13. FIRPTA Certificates. Each Seller shall deliver to Buyer a duly executed certificate substantially in the form required by Section 1.1445-2(b)(2)(iii) of the Treasury Regulations promulgated under the Code.

                  9.14. Comfort Letter. The Buyer shall have received from Crowe Chizek (at Buyer's expense and which amount shall not be included in Professional Fees) a letter dated such date, together with signed or reproduced copies of such letter, containing statements and information of the type ordinarily included in an accountants' "comfort letter" to the initial purchaser consistent with the provisions of SAS 72 (provided that the initial purchaser provides a letter indicating that it is a party entitled to receive a comfort letter under SAS 72) with respect to the financial statements audited by such firm included in the Financial Statements and certain financial information with respect to the periods covered thereby contained in a final offering memorandum related to the Rule 144A/High Yield financing obtained by Buyer.

                                   ARTICLE 10
                       CONDITIONS PRECEDENT TO OBLIGATIONS
                         OF THE COMPANY AND THE SELLERS

                  The obligations (i) of the Company to consummate the transactions contemplated by this Agreement and (ii) of each of the Sellers under this Agreement to consummate the sale of the Shares and Options owned by such Seller at the Closing shall be subject to the satisfaction, at or prior to the Closing, of all of the following conditions, any one or more of which (other than performance and compliance by each of the other Sellers as required by Section 10.2) may be waived in writing, in whole or in part, by the Company (on its own behalf or on behalf of the Sellers) or the Sellers:

                  10.1. Representations and Warranties Accurate. All representations and warranties of Buyer contained in Article 7 shall be true and correct in all material respects (except that representations and warranties qualified by materiality shall be true and correct in all respects), on and as of the Closing Date with the same force and effect as though such representations and warranties had been made on and as of the Closing Date. Each of the Company and the Sellers shall have received a certificate dated as of the Closing Date executed by an authorized officer of Buyer to such effect.

                  10.2. Performance by Others. Buyer shall have performed and complied with, in all material respects, all agreements, covenants and conditions required by this Agreement to be performed and complied with by it prior to or on the Closing Date, and each of the Company and the Sellers shall have received a certificate, dated as of the Closing Date, executed by an authorized officer of Buyer to such effect.

                  10.3. Opinion of Counsel for Buyer. Each of the Company and the Sellers shall have received the Buyer Opinion, executed by Alston & Bird, counsel for Buyer, and dated the Closing Date.

                  10.4. HSR Act; Authorization: Consents; Legal Prohibition.

                       (a) With respect to the transactions contemplated hereby, all applicable waiting periods under the HSR Act shall have expired or been terminated.

                       (b) Buyer shall have obtained or made all governmental authorizations, approvals, orders, consents, waivers and filings, the lack of which prior to the Closing, under any applicable law, rule or regulation, would render legally impermissible the purchase hereunder of the Shares by Buyer.

                       (c) The Company and the Sellers shall have received a true and correct copy of each consent and waiver identified on any Schedule hereto as being requested by the Company or the Sellers that is (i) required for the transfer of the Shares or (ii) otherwise required for the execution, delivery and performance of this Agreement and the other Acquisition Documents by Buyer.

                       (d) On the Closing Date, there shall exist no injunction or other order issued by a court of competent jurisdiction, regulation or legislation, which would prohibit the purchase and sale of any of the Shares contemplated by this Agreement.

                       (e) Each of the Sellers and the current directors of the Company shall have received executed Releases from Buyer and the Company.

                  10.5. Acquisition Documents. Sellers shall have received the Acquisition Documents to which the Buyer is a party, executed by the Buyer.

                                   ARTICLE 11
                            TERMINATION OF AGREEMENT

                  11.1. Termination.

                        (a) This Agreement may be terminated on or prior to the Closing as follows:

                            (i)   by consent of Buyer and the Company (acting on
its behalf and for the Sellers);

                            (ii)  at the election of Buyer or the Company
(acting on its behalf and for the Sellers), if the Closing Date shall not have occurred on or before March 31, 1998, because (A) the conditions thereto have not been satisfied on or before that date unless the failure to consummate the transactions contemplated hereby is the result of a breach of this Agreement by the party seeking to terminate this Agreement or (B) the other party wrongfully refuses to close the transactions contemplated hereby;

                            (iii) by Buyer if any condition in Article 9 becomes
impossible of performance or has not been satisfied in full or previously waived by Buyer in writing at or prior to the Closing Date; and

                            (iv)  by the Company or all of the Sellers if any
condition in Article 10 becomes impossible of performance or has not been satisfied in full or previously waived by the Company or all of the Sellers, as applicable in writing at or prior to the Closing Date.

                        (b) The termination of this Agreement shall be effectuated by the delivery by the party terminating this Agreement to each other party of a written notice of such termination. If this Agreement so terminates, it shall become null and void and have no further force or effect, except as provided in Section 11.2.

                  11.2. Survival After Termination. If this Agreement is terminated in accordance with Section 11.1 hereof and the transactions contemplated hereby are not consummated, this Agreement shall become void and of no further force and effect, except that the provisions set forth in Section 3.1, Section 8.2(b), (c), (d), 8.20 and this Section 11.2 shall survive the termination of this Agreement. None of the parties hereto shall have any liability in respect of a termination of this Agreement, except with respect to
Section 8.2(b) and (c) of this Agreement and except to the extent that failure to satisfy the conditions of Articles 9 or 10 result from a breach of or default under any representation, warranty or covenant made by such party under this Agreement or a breach of or default under the provisions of any agreement made or to be made pursuant to this Agreement. In the event of a termination of this Agreement based on a failure to satisfy one or more of the conditions of Article 10 (other than with respect to a failure to obtain expiration or termination of the waiting periods under the HSR Act after filings have been made) resulting from Buyer's breach of or default under any representation, warranty or covenant made under this Agreement or a breach of or default under the provisions of any agreement made or to be made pursuant to this Agreement, the Company may exercise its rights under the Pre-Closing Escrow Agreement. Such amount is being fixed as liquidated damages in any such event by reason of the fact that the actual damages to be suffered by the Company and the Sellers are by their nature uncertain and unascertainable with exactness. In the event of a termination of this Agreement based on a failure to satisfy one or more of the conditions of Article 9 (other than with respect to a failure to obtain expiration or termination of the waiting periods under the HSR Act after filings have been made) resulting from the Company's or a Seller's breach of or default under any representation, warranty or covenant made by such party under this Agreement or a breach of or default under the provisions of any agreement made or to be made pursuant to this Agreement, liability of the Company and the Sellers for such termination shall not exceed the lesser of (i) $500,000, or
(ii) Buyer's actual damages, costs and expenses related to the preparation of the Acquisition Documents (including those related to the negotiations, due diligence, and expenses related to obtaining financing). Except as set forth in this Section 11.2, no party in relation to the termination of this Agreement shall seek any money or other judgment against the other party, or against any officer, director, shareholder or partner of any of them or against their assets, and the sole recourse of the party seeking damages shall be to recover damages in the foregoing amount.

                                   ARTICLE 12
                                 INDEMNIFICATION

                  12.1.     Definitions.

                  For the purposes of this Article:

                            (a) "Indemnification Claim" shall mean a claim for
indemnification hereunder.

                            (b) "Indemnitee" shall mean the party or parties
seeking indemnification hereunder.

                            (c) "Indemnitor" shall mean the party or parties
against whom indemnification hereunder is sought.

                            (d) "Losses" shall mean any and all demands, claims,
actions or causes of action, assessments, losses, fines, judgments, costs, damages (including consequential damages), liabilities, costs, removal and remediation requirements and expenses, including without limitation, interest, penalties, cost of investigation and defense, and reasonable attorneys' and other professional fees and expenses.

                           (e) "Buyer Indemnitees" shall mean Buyer, the Company
and Affiliates.

                           (f) "Third Party Claim" shall mean any claim, suit or
proceeding (including, without limitation, a binding arbitration or an audit by any taxing authority) that is instituted against the Indemnitee which, if prosecuted successfully, would result in a Loss for which the Indemnitee is entitled to indemnification hereunder.

                  12.2     Agreement of the Indemnitors to Indemnify.

                           (a) Subject to the terms and conditions of this
Article 12, each Seller severally (in proportion of the percentage of the Purchase Price paid to such Seller) but not jointly agrees to indemnify, defend and hold harmless the Buyer Indemnitees from, against, for and in respect of any and all Losses asserted against, paid, suffered or incurred by the Buyer Indemnitees, or any of them, and resulting from, based upon, or arising out of:

                               (i)  the breach of any representation or warranty
of the Company or a Seller contained in or made pursuant to this Agreement or any other Acquisition Document or in any certificate, Schedule or Exhibit furnished by the Company or such Seller in connection herewith or therewith; and

                               (ii) a breach of or failure to perform any
covenant or agreement of the Company or such Seller made pursuant to this Agreement or any other Acquisition Document or any certificate, Schedule or Exhibit furnished by the Company or such Seller in connection herewith or therewith

                           (b) Subject to the terms and conditions of this
Article 12, Buyer agrees to indemnify, defend and hold harmless the Sellers from, against, for and in respect of any and all Losses asserted against, paid, suffered or incurred by any of the Sellers, and resulting from, based upon, or arising out of:

                               (i)  the breach of any representation or warranty
of Buyer contained in or made pursuant to this Agreement or any other Acquisition Document or in any certificate, Schedule or Exhibit furnished by Buyer in connection herewith or therewith; and

                               (ii) a breach of or failure to perform any
covenant or agreement of Buyer made pursuant to this Agreement or any other Acquisition Document or in any certificate, Schedule or Exhibit furnished by Buyer in connection herewith or therewith.

                  12.3.    Procedures for Indemnification.

                           (a) An Indemnification Claim shall be made by the
Indemnitee, promptly upon becoming aware of such Indemnification Claim, by delivery of a written notice to the Indemnitor requesting indemnification and specifying the basis on which indemnification is sought and the amount of asserted Losses and, in the case of a Third Party Claim, containing (by attachment or otherwise) such other information as the Indemnitee shall have concerning such Third Party Claim.

                        (b) If the Indemnification Claim involves a Third Party Claim, the procedures set forth in Section 12.4 hereof shall be observed by the Indemnitee and the Indemnitor.

                        (c) If the Indemnification Claim involves a matter other than a Third Party Claim, the Indemnitor shall have thirty (30) Business Days to object to such Indemnification Claim by delivery of a written notice of such objection to the Indemnitee specifying in reasonable detail the basis for such objection. Failure to timely so object shall constitute a final and binding acceptance of the Indemnification Claim by the Indemnitor, and the Indemnification Claim shall be paid in accordance with Section 12.3(d) hereof. If an objection is timely interposed by the Indemnitor, then the Indemnitee and the Indemnitor shall negotiate in good faith for a period of sixty (60) business days from the date (such period is hereinafter referred to as the "Negotiation Period") the Indemnitee receives such objection prior to commencing any formal legal action, suit or proceeding with respect to such Indemnification Claim.

                        (d) Upon determination of the amount of an Indemnification Claim that is binding on both the Indemnitor and the Indemnitee, the amount of such Indemnification Claim shall be paid within ten (10) Business Days of the date such amount is determined. If the Indemnitor responsible for payment of such Indemnification Claim is Buyer, such payment shall be made by wire transfer to the Indemnitee to an account designated by the Indemnitee. If the Indemnitor responsible for payment of such Indemnification Claim is a Seller, and the payment relates to a Loss arising from a breach of any representation, warranty or covenant of the Company, such payment shall be made first by wire transfer by the Escrow Agent to an account designated by Buyer in accordance with the terms of the Escrow Agreement until Seller's portion of the Escrowed Funds is exhausted and such Loss shall be shared on a pro rata basis among all Sellers. Such payment shall otherwise be made at the sole option of Buyer either by wire transfer by the Escrow Agent to an account designated by Buyer in accordance with the terms of the Escrow Agreement or by wire transfer by the Seller to an account designated by Buyer.

                  12.4. Third Party Claims. The obligations and liabilities of the Indemnitee and Indemnitor hereunder with respect to a Third Party Claim shall be subject to the following terms and conditions:

                        (a) The Indemnitee seeking indemnification for such Third Party Claim shall give the Indemnitor written notice of the Third Party Claim promptly after receipt by the Indemnitee of notice thereof, and the Indemnitor may undertake the defense, compromise and settlement thereof by representatives of its own choosing reasonably acceptable to the Indemnitee. The failure of the Indemnitee to notify the

Indemnitor of such claim shall not relieve the Indemnitor of any liability that the Indemnitor may have with respect to such claim except to the extent the Indemnitor demonstrates that the defense of such claim is prejudiced by such failure. The assumption of the defense, compromise and settlement of any such Third Party Claim by the Indemnitor shall not be an acknowledgment of the obligation of the Indemnitor to indemnify such Indemnitee with respect to such claim hereunder. If the Indemnitee desires to participate in, but not control, any such defense, compromise and settlement, it may do so at its sole cost and expense. If, however, the Indemnitor fails or refuses to undertake the defense of such Third Party Claim within fifteen (15) days after written notice of such claim has been given to the Indemnitor by the Indemnitee, the Indemnitee shall have the right to undertake the defense, compromise and settlement of such claim with counsel of its own choosing. In the circumstances described in the preceding sentence, the Indemnitee shall, promptly upon its assumption of the defense of such claim, make an Indemnification Claim as specified in Section
12.3 which shall be deemed an Indemnification Claim that is not a Third Party Claim for the purposes of the procedures set forth herein.

                        (b) If, in the reasonable opinion of the Indemnitee, any Third Party Claim or the litigation or resolution thereof involves an issue or matter which could reasonably be expected to have a material adverse effect on the business, operations, assets, properties or prospects of the Indemnitee (including, without limitation, the administration of the Tax Returns and responsibilities under the Tax laws of the Indemnitee), the Indemnitee shall have the right to control the defense, compromise and settlement of such Third Party Claim undertaken by the Indemnitor, and the costs and expenses of the Indemnitee in connection therewith shall not be included as part of the indemnification obligations of the Indemnitor hereunder. If the Indemnitee elects to exercise such rights, the Indemnitor shall have the right to participate in, but not control, the defense, compromise and settlement of such Third Party Claim at its sole cost and expense.

                        (c) No settlement of a Third Party Claim involving the asserted liability of the Indemnitor under this Article 12 shall be made without the prior written consent of the Indemnitor, which consent shall not be unreasonably withheld or delayed. Consent shall be presumed in the case of settlements of $100,000 or less where the Indemnitor has not responded within thirty (30) business days of notice of a proposed settlement. If the Indemnitor assumes the defense of such a Third Party Claim, (i) no compromise or settlement thereof may be effected by the Indemnitor without the Indemnitee's consent unless (A) there is no finding or admission of any violation of law or any violation of the rights of any person and no effect on any other claim that may be made against the Indemnitee, (B) the sole relief provided is monetary damages that are paid in full by the Indemnitor, and (C) the compromise or settlement includes, as an unconditional term thereof, the giving by the claimant or the plaintiff to the Indemnitee of a release, in form and substance satisfactory to the Indemnitee, from all liability in respect of such Third Party Claim, and
(ii) the Indemnitee shall have no liability with respect to any compromise or settlement thereof effected without its consent.

                        (d) In connection with the defense, compromise or settlement of any Third Party Claim, the Indemnitee and the Indemnitor shall execute such powers of attorney as may reasonably be necessary or appropriate to permit participation of counsel selected by such Indemnitee or Indemnitor and, as may reasonably be related to any such Third Party Claim, shall provide access to the counsel, accountants and other representatives of such Indemnitee or Indemnitor during normal business hours to all properties, personnel, books, tax records, contracts, commitments and all other business records of such Indemnitee or Indemnitor and will furnish to such Indemnitee or Indemnitor copies of all such documents as may reasonably be requested (certified, if requested).

                  12.5. Other Rights and Remedies. Except for the rights of Buyer described in Section 11.2 hereof, the rights of Buyer Indemnitees under this Article 12 are the sole and exclusive rights and remedies of the Buyer Indemnitees as to the Sellers for the inaccuracy or breach of any representation or warranty of the Company or any Seller contained herein or in any certificate, Schedule or Exhibit furnished by the Company or any Seller in connection herewith, or for the failure of the Company or any Seller to perform any agreement, covenant or undertaking required by the terms hereof to be performed by the Company or any Seller. Except for the rights of the Company and/or the Sellers described in Section 11.2 hereof, the rights and remedies of the Sellers under this Article 12 are the sole and exclusive rights and remedies of such parties for the inaccuracy or breach of any representation and warranty of Buyer contained herein, or in any certificate, Schedule or Exhibit furnished by Buyer in connection herewith, or for the failure of Buyer to perform any agreement, covenant or undertaking required by the terms hereof to be performed by Buyer.

                  12.6 Duration. The indemnification rights of the parties hereto for Losses resulting from a breach of representations and warranties or for breaches of covenants contained in this Agreement or any other Acquisition Document or in any certificate, Schedule or Exhibit furnished in connection herewith or therewith (other than for tax matters) are subject to the condition that the Indemnitor shall have received written notice of the Losses for which indemnity is sought on or before the date which is eighteen (18) months from the Closing Date. The indemnification rights of the parties hereto for Losses resulting from a breach of representations and warranties or for breaches of covenants that are related to tax, is subject to the condition that the Indemnitor shall have received written notice of the Losses for which indemnity is sought on or before September 15, 2002. The indemnification rights of the parties hereto for Losses resulting from a breach of any representation and warranty with respect to title to the Shares and Options shall be effective for all purposes hereunder without limitation as to the time within which such notice may be given.

                  12.7. Limitations.

                        (a) The Indemnitor shall be obligated to indemnify the Indemnitee only when the aggregate of all Losses suffered or incurred by the Indemnitee as to which a right of indemnification is provided under this Article 12 and Section 8.7 exceeds Five Hundred Thousand Dollars ($500,000) (the "Threshold Amount"). After the aggregate of all Losses suffered or incurred by the Indemnitee exceeds the Threshold Amount, the Indemnitor shall be obligated to indemnify the Indemnitee for all such Losses reduced by Two Hundred Fifty Thousand Dollars ($250,000). Except with respect to a breach of any representation and warranty with respect to title to any of the Company's assets and title to the Shares and Options, for which the aggregate liability of the Sellers shall not exceed Seventy Six Million Dollars ($76,000,000), in no event shall the aggregate liability of the Sellers, or the aggregate liability of Buyer, under this Article 12 and Sections 8.7(a) or 8.7(b) (other than the last sentence of Section 8.7(b) thereof) exceed Eight Million Two Hundred Thousand ($8,200,000) Dollars (the "Maximum Amount").

                        (b) The Indemnitor shall not be liable for damages in excess of the actual damages suffered by the Indemnitee as a result of the act, circumstance, or condition for which indemnification is sought net of any insurance proceeds received by the Indemnitee or any tax benefits realized by the Indemnitee as a result of the Losses for which indemnification is claimed.

                  12.8. Subrogation. Upon payment in full of any Indemnification Claim, whether such payment is effected by set-off or otherwise, or the payment of any judgment or settlement with respect to a Third Party Claim, the rights of the Indemnitors shall be subrogated to the extent of such payment to the rights of the Indemnitee against any person or entity with respect to the subject matter of such Indemnification Claim or Third Party Claim.

                  12.9. Cooperation. The Company, the Sellers and Buyer shall cooperate with each other in all reasonable respects in connection with the defense of any claim, including making available records relating to such claim and furnishing, without expense, management employees of the party as may be reasonably necessary for the preparation of the defense of any such claim or for testimony as a witness in any proceeding relating to such claim; provided, however, that the foregoing right to cooperation shall not be exercisable by one party in such a manner as to interfere unreasonably with the normal operations and business of the other party.

                                   ARTICLE 13
                                  MISCELLANEOUS

                 13.1. Expenses. Each party to this Agreement shall pay its own costs and expenses (including all legal, accounting, broker, finder and investment banker fees) relating to this Agreement, the negotiations leading up to this Agreement and the transactions contemplated by this Agreement; provided that the Company shall pay the expenses of the Sellers.

                  13.2. Investigation. Buyer acknowledges that Buyer and its representatives have received or been given access to all information, documents and other materials concerning the Company which Buyer and its representatives deem appropriate in the circumstances and have been afforded the opportunity to ask questions of and receive answers from management employees of the Company regarding the Company and its business in connection with Buyer's determination to enter into this Agreement and to consummate the transactions contemplated hereby. Any inspection, preparation, or compilation of information or Schedules, or audit of the inventories, properties, financial condition, or other matters relating to the Company conducted by or on behalf of Buyer pursuant to this Agreement shall in no way limit, affect, or impair the ability of Buyer to rely on the representations, warranties, covenants, and agreements of the Company and the Sellers set forth herein, except that Buyer may not assert any claim hereunder for a breach of or a default under any of the Company's or any of the Sellers' representations, warranties or covenants if, prior to the Closing, Buyer knows of such breach or default and such breach or default would have resulted in the failure of Sellers to deliver the certificate described in Section 9.1 hereof, and Buyer does not give to the Company or the Sellers notice thereof pursuant to
Section 8.4. Any disclosure made on one Schedule shall not be deemed made on any other Schedule, unless appropriate cross-referencing is made. The covenants and representations and warranties of the Company, the Sellers and Buyer shall survive the Closing and the execution and delivery of all instruments for the periods set forth in Section 12.6.

                  13.3. Governing Law.

                        (a) This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware without giving effect to the principles of conflict of laws thereof.

                        (b) To the extent permitted by law, each of the Buyer, the Sellers, and the Company hereby irrevocably submits to the jurisdiction of any Delaware State court or United States federal court over any suit, action or other proceeding brought by any party arising out of or relating to this Agreement and each of the Company and the Buyer hereby irrevocably agrees that all claims with respect to such suit, action or other proceeding shall be heard and determined in such courts.

                  13.4. Binding Effect; Persons Benefiting; No Assignment. This Agreement shall inure to the benefit of and be binding upon the parties hereto and the respective successors and assigns of the parties and such persons. Nothing in this Agreement is intended or shall be construed to confer upon any entity or person other than the parties hereto and their respective successors and permitted assigns any right, remedy or claim under or by reason of this Agreement or any part hereof. Except as provided in this Section 13.4, prior to the Closing, without the prior written consent of the parties hereto, this Agreement may not be assigned by any of the parties hereto; provided, however, that at the Closing, Buyer may assign all of its rights to be indemnified as provided in Article 12 to any lender or lenders providing financing to Buyer subject to all of the provisions hereof and all rights, remedies and defenses that the Sellers or the Company could assert against Buyer. From and after any such assignment, the word "Buyer" shall mean such assignee.

                  13.5. Amendments. This Agreement may not be amended, altered or modified except by a written instrument executed by all of the Sellers, Buyer and the Company.

                  13.6. Interpretation. When a reference is made in this Agreement to a Section or Schedule, such reference shall be to a Section of, or a Schedule to, this Agreement unless otherwise indicated. The table of contents and headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Whenever the words "include", "includes" or "including" are used in this Agreement, they shall be deemed to be followed by the words "without limitation". Words used herein, regardless of the number and gender specifically used, shall be deemed and construed to include any other number, singular or plural, and any other gender, masculine, feminine, or neuter, as the context requires. Any reference to a "person" herein shall include an individual, firm, corporation, partnership, trust, governmental authority or body, association, unincorporated organization or any other entity.

                  13.7. Counterparts. This Agreement may be executed in two (2) or more counterparts, each of which shall be deemed an original and all of which shall constitute one and the same instrument, and shall become effective when one counterpart has been signed by each party and delivered to the other parties hereto.

                  13.8. Entire Agreement. This Agreement, including the Schedules, Exhibits, certificates and lists referred to herein, and any documents executed by the parties simultaneously herewith or pursuant thereto, constitute the entire understanding and agreement of the parties hereto with respect to the subject matter hereof and supersede all other prior agreements and understandings, written or oral, between the parties with respect to such subject matter.

                  13.9. Severability. If any provisions of this Agreement, or the application thereof to any person or circumstance, is invalid or unenforceable in any jurisdiction, (i) a substitute and equitable provision shall be substituted therefor in order to carry out, so far as may be valid and enforceable in such jurisdiction, the intent and purpose of the invalid or unenforceable provision; and (ii) the remainder of this Agreement and the application of such provision to other persons or circumstances shall not be affected by such invalidity or unenforceability, nor shall such invalidity or unenforceability of such provision affect the validity or enforceability of such provision, or the application thereof, in any other jurisdiction.

                  13.10. Waiver. Waiver of any term or condition of this Agreement by any party shall only be effective if in writing and shall not be construed as a waiver of any subsequent breach or failure of the same term or condition, or a waiver of any other term or condition of this Agreement.

                  13.11. Notices. All notices, requests, demands and other communications hereunder shall be in writing and shall be deemed to have been duly given when delivered

(a) by hand, (b) by telex or telecopier (with receipt confirmed), provided a copy is also sent by registered mail, return receipt requested, (c) by courier, or (d) by overnight service, addressed as follows (or to such other address as a party may designate by notice to the other):

                   (a)      If to the Buyer:

                            SAC Acquisition Corp.
                            c/o CGW Southeast Partners III, L.P.
                            Twelve Piedmont Center, Suite 210
                            Atlanta, Georgia  30305

                            Attention:       William A. Davies
                            Telecopier:      (404) 816-3258

                            with copies (which shall not constitute notice) to:

                            Alston & Bird
                            One Atlantic Center
                            1201 West Peachtree Street
                            Atlanta, Georgia  30309

                            Attention:       Teri L. McMahon, Esq.
                            Telecopier:      (404) 881-4777

                   (b)      If to the Company:

                            SIMCALA, Inc.
                            P.O. Box 68
                            Mt. Meigs, Alabama  36057

                            Attention:       Carl Edward Boardwine
                            Telecopier:      (334) 215-8232

                            with copies (which shall not constitute notice) to:

                            Schulte Roth & Zabel LLP
                            900 Third Avenue
                            New York, New York  10022

                            Attention:       Andre Weiss, Esq.
                            Telecopier:      212-593-5955
                              and copies (which shall not constitute notice) to:

                              Roy S. Goldfinger, P.C.
                              4137 Carmichael Road, Suite 210
                              P. O. Box 231555 (36123-1555)
                              Montgomery, Alabama  36106

                              Attention:       Roy S. Goldfinger, Esq.
                              Telecopier:      (334) 277-7007

                     (c)      If to Charter Oak Partners:

                              P.O. Box 5147
                              10 Wright Street, Building B
                              Westport, Connecticut  06880

                              Attention:       Anthony J. Dowd
                              Telecopier:      (203) 222-2720

                     (d)      If to Capital One Investors:

                              111 Chester Avenue, Suite 815
                              Cleveland, Ohio  44144

                              Attention:  James Petras
                              Telecopier:  (216) 781-0158

                     (e)      If to Carl Edward Boardwine:

                              c/o SIMCALA, Inc.
                              P.O. Bo 68
                              Mt. Meigs, Alabama  36057

                              Attention:  Carl Edward Boardwine
                              Telecopier:  (334) 215-2969

                     (f)      If to Dwight L. Goff:

                              c/o SIMCALA, Inc.
                              P.O. Box 68
                              Mt. Meigs, Alabama  36057

                              Attention:       Dwight L. Goff
                              Telecopier:  (334) 215-8969

                           (g)      If to R. Myles Cowan:

                                    c/o SIMCALA, Inc.
                                    P.O. Box 68
                                    Mt. Meigs, Alabama  36057

                                    Attention:  R. Myles Cowan
                                    Telecopier:  (334) 215-8969

                           (h)      If to George W. Rapp, Jr.:

                                    c/o SIMCALA, Inc.
                                    P.O. Box 68
                                    Mt. Meigs, Alabama  36057

                                    Attention:  George W. Rapp, Jr.
                                    Telecopier:  (334) 215-8969


           (The remainder of this page was intentionally left blank.)

                  IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the day and year first above written.


                                    SAC ACQUISITION CORP.


                                    By: /s/ William A. Davies
                                       ---------------------------------------
                                    Name:
                                    Title:



                                    SIMCALA, INC.

                                    By: /s/ C. Edward Boardwine
                                       ---------------------------------------
                                    Name:
                                    Title:



                                    SELLERS:

                                    Charter Oak Partners
                                    --------------------
                                    Jerrold N. Fine
                                    Managing Partner of Fine Partners L.P.,
                                    the Managing Partner of Charter Oak Partners

                                     /s/ Jerrold N. Fine
                                    --------------------------------------------


                                    Capital One Investors
                                    ---------------------

                                    By:   MCK Corporation, General Partner

                                          By: /s/ James M. Petras
                                             -----------------------------------
                                             James M. Petras, President of
                                               MCK Corporation

                                    By:   Briseis Capital Corporation, General
                                             Partner

                                          By: /s/ James D. Ireland III
                                             -----------------------------------
                                             James D. Ireland III, President of
                                               Briseis Capital Corporation

                                 Carl Edward Boardwine
                                 ---------------------
                                  /s/ Carl Edward Boardwine
                                 -----------------------------------------------


                                 Dwight L. Goff
                                 --------------
                                  /s/ Dwight L. Goff
                                 -----------------------------------------------


                                 R. Myles Cowan
                                 --------------
                                  /s/ R. Myles Cowan
                                 -----------------------------------------------


                                 George W. Rapp, Jr.
                                 -------------------
                                  /s/ George W. Rapp, Jr.
                                 -----------------------------------------------

                                    AMENDMENT

                                     TO THE

                            STOCK PURCHASE AGREEMENT

                  AMENDMENT, dated as of March 4, 1998, to the Stock Purchase Agreement, dated as of February 10, 1998 (the "Purchase Agreement"), by and among SIMCALA, Inc., a Delaware corporation (the "Company"), each of the individuals and entities listed under the heading "Sellers" on the signature pages hereto (each being a "Seller", and all of them together being the "Sellers"), and SAC ACQUISITION CORP., a Georgia corporation (the "Buyer").

                  WHEREAS, all capitalized terms used herein without definition shall have their respective meanings in the Purchase Agreement;

                  WHEREAS, in connection with the acquisition of all of the issued and outstanding capital stock of the Company pursuant to the Purchase Agreement, the Buyer is proposing to issue certain debt securities (the "Debt Financing") and merge into the Company (the "Merger");

                  WHEREAS, in connection with the Debt Financing, Deloitte & Touche, LLP, the certified independent public accountants for the Buyer, has audited new financial statements for the fiscal year ended December 31, 1997 (the "D&T Financial Statements") which differ from the Financial Statements, including changes in the treatment of certain interest expenses, compensation from employee options and tax reserves; and

                  WHEREAS, the parties desire to reaffirm certain aspects of the Purchase Price adjustment and the adjustment procedures as set forth in the Purchase Agreement.

                  NOW, THEREFORE, the parties hereto agree as follows:

                  1. The Buyer hereby confirms that the use of the D&T Financial Statements by the Company does not and will not constitute a breach of any representation, warranty or covenant in the Purchase Agreement. Delivery by the management of the Company of the representation letter relating to the D&T Financial Statements shall not be used as evidence with respect to any claim by the Buyer of a breach of any representation or warranty under the Purchase Agreement. The foregoing shall in no other way affect or limit any rights of the Buyer under the Purchase Agreement, including, without limitation, the right to cite to any item disclosed by the D&T Financial Statements as a basis for a claim of a breach of any representation or warranty in the Purchase Agreement.

                  2. The accounting principles, policies and estimates used by the Company in preparing the December 31, 1997 Financial Statements audited by Crowe Chizek will be consistently used to determine the Adjustment Amount at the Closing without regard to the D&T Financial Statements.

                  3. None of the differences between the Financial Statements and the D&T Financial Statements will be used to revise the Adjustment Amount pursuant to Section 2.6 of the Purchase Agreement.

                  4. The Sellers consent to the Merger. The Agreement, as amended hereby, is in all respects ratified and confirmed, and shall continue to be in full force and effect.

                  5. This Amendment shall be governed by and construed in accordance with the laws of the State of Delaware without giving effect to the principles of conflict of laws thereof.

                  6. This Amendment may be executed in two or more counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one and the same instrument.


                                  [End of Text]

                  IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed as of the date first written above.

                              SAC ACQUISITION CORP.

                              By:  /s/ William A. Davies
                                  ----------------------------------------------
                                  Name:
                                  Title:

                              SIMCALA, INC.

                              By:  /s/ C. Edward Boardwine
                                  ----------------------------------------------
                                  Name:
                                  Title:

                              SELLERS:

                              CHARTER OAK PARTNERS

                              Jerrold N. Fine
                              Managing Partner of Fine Partners L.P.
                              the Managing Partner of Charter Oak Partners

                              CAPITAL ONE INVESTORS

                              By:  MCK Corporation, General Partner

                                   By: /s/ James M. Petras
                                      ------------------------------------------
                                      James M. Petras, President

                              By:  Briseis Capital Corporation, General Partner

                                   By: /s/ James D. Ireland III
                                      ------------------------------------------
                                      James D. Ireland III, President

                              CARL EDWARD BOARDWINE
                              /s/ Carl Edward Boardwine
                              --------------------------------------------------

                              DWIGHT L. GOFF
                              /s/ Dwight L. Goff
                              --------------------------------------------------

                              R. MYLES COWAN
                              /s/ R. Myles Cowan
                              --------------------------------------------------

                              GEORGE W. RAPP, JR.
                              /s/ George W. Rapp, Jr.
                              --------------------------------------------------


                                      -3-